UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.___)

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Filed by a Party other than the Registrant [  ]

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[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

HYPERION SOLUTIONS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 1, 2004

TO THE STOCKHOLDERS OF HYPERION SOLUTIONS CORPORATION

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Hyperion Solutions Corporation (the “Company”), which will be held at the Company’s corporate headquarters, 1344 Crossman Avenue, Sunnyvale, California 94089, on Wednesday, November 10, 2004, at 10:00 a.m. P.S.T.

     Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

     It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE YOUR PROXY VIA THE INTERNET OR TELEPHONE. Returning the proxy by mail, by telephone or on the Internet does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

     To ensure your representation at the meeting, however, you are urged to vote by proxy by following one of these steps as promptly as possible:

(a)	Complete, sign, date and return the enclosed proxy card (a postage-paid envelope is enclosed for that purpose); or

(b)	Vote via the Internet (see instructions on the enclosed proxy card); or

(c)	Vote via telephone (toll-free) in the United States or Canada (see instructions on the enclosed proxy card).

     The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or telephone are set forth in the proxy card and must be completed by 6 p.m. E.S.T on November 7, 2004. Your shares cannot be voted unless you sign, date and return the enclosed proxy card, vote via the Internet or telephone or attend the Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

Jeffrey R. Rodek
Executive Chairman

HYPERION SOLUTIONS CORPORATION
1344 CROSSMAN AVENUE
SUNNYVALE, CALIFORNIA 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 10, 2004

     The Annual Meeting of Stockholders (the “Annual Meeting”) of Hyperion Solutions Corporation (the “Company”) will be held at the Company’s corporate headquarters, 1344 Crossman Avenue, Sunnyvale, California 94089, on Wednesday, November 10, 2004, at 10:00 a.m. P.S.T. for the following purposes:

1.	To elect three Class III directors to serve on the Board of Directors for a three-year term;

2.	To approve a new 2004 Equity Incentive Plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending June 30, 2005; and

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the attached Proxy Statement.

     Only stockholders of record at 5:00 p.m. E.D.T on September 12, 2004 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s corporate headquarters located at 1344 Crossman Avenue, Sunnyvale, California 94089, during ordinary business hours for the ten-day period prior to the date of the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Jeffrey R. Rodek
Executive Chairman

Sunnyvale, California
October 1, 2004

HYPERION SOLUTIONS CORPORATION
1344 CROSSMAN AVENUE
SUNNYVALE, CALIFORNIA 94089

PROXY STATEMENT

HYPERION SOLUTIONS CORPORATION
1344 CROSSMAN AVENUE
SUNNYVALE, CALIFORNIA 94089

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 10, 2004

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Hyperion Solutions Corporation, a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s corporate headquarters, 1344 Crossman Avenue, Sunnyvale, California 94089, on Wednesday, November 10, 2004, at 10:00 a.m. P.S.T., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about October 1, 2004.

     The Company’s principal executive offices are located at 1344 Crossman Avenue, Sunnyvale, California 94089. The telephone number at that address is (408) 744-9500.

THE ANNUAL MEETING

Purpose of Meeting

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

Voting Rights And Solicitation of Proxies

     The Company’s common stock, $0.001 par value per share (the “Common Stock”), is the only type of security entitled to vote at the Annual Meeting. On September 12, 2004, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 38,992,917 shares of Common Stock outstanding. Each stockholder of record on September 12, 2004 is entitled to one vote for each share of Common Stock held by such stockholder on that date. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

Quorum Required

     The Company’s bylaws provide that a majority of the Company’s issued and outstanding Common Stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. For determining approval of a proposal, abstentions have the same affect as negative votes, while broker non-votes are not counted as having been voted on the proposal.

Votes Required

     Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The three nominees for Class III director receiving the highest number of affirmative votes will be elected.

     Proposal 2. Approval of the Company’s 2004 Equity Incentive Plan requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

     Proposal 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending June 30, 2005 requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Proxies

     Whether or not you are able to attend the Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Board and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the election of the nominees for director; FOR the approval of the Company’s 2004 Equity Incentive Plan; FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending June 30, 2005; and, as to other matters that may properly come before the Annual Meeting, in the discretion of the proxy holders. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company’s principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares of Common Stock represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation Of Proxies

     The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or other communication media following the original solicitation. The Company has retained The Proxy Advisory Group of Strategic Stock Surveillance, LLC, to assist in the solicitation of proxies, for an estimated fee of $18,000, plus reasonable out-of-pocket expenses.

DIRECTORS

The Board, Board Committees and Meetings

     The Board. The Company’s Board of Directors currently consists of eight directors, as described in “Proposal No. 1: Election of Directors.” The NASDAQ listing rules require that a majority of the Board be “independent,” as defined in the listing rules, and the Board believes that there should be a substantial majority of independent directors on the Board. The Board also believes that it is useful and appropriate to have members of management, including the Chief Executive Officer, as directors. The NASDAQ listing rules define an independent director as a person who does not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules preclude a finding that officers and employees and persons with certain other specified relationships are independent. The Board has determined that each of the Company’s directors other than Messers. Rodek and Sullivan, the management representatives on the Board, qualify as independent in accordance with the NASDAQ listing rules.

     The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. Board agendas include regularly scheduled sessions for the independent directors to meet without management present. The Board has delegated various responsibilities and authority to different Board committees as described in this section of the proxy statement. Committees regularly report on their activities and actions to the full Board. Board members have access to all Hyperion employees outside of Board meetings, and the Board encourages each director to visit different Hyperion sites and events worldwide and meet with local management at those sites and events.

     The Board has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Each member of each committee is an independent director. Each of the committees has authority to engage such legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. Each of the Board committees has a written charter approved by the Board. The Audit Committee charter is attached to this proxy statement as Appendix A and copies of each committee charter are posted on Hyperion’s Investor Relations web site at www.hyperion.com under the “Corporate Governance” section. The members of the committees are identified in the following table:

Corporate Governance
	Audit	Compensation	and Nominating
Board Member	Committee	Committee	Committee
Henry Autry		Chair	X
Terry Carlitz	X	X
Yorgen Edholm		X
Gary Greenfield	Chair
Aldo Papone	X		Chair
John Riccitiello		X	X

     The primary responsibilities and functions of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are as follows:

     The Audit Committee. The Audit Committee assists the Board in its oversight of (i) the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, (ii) compliance with legal and regulatory requirements, (iii) the appointment, compensation and oversight of the Company’s independent auditor, and (iv) the performance of the Company’s internal audit function. The Audit Committee has established procedures whereby complaints and concerns with respect to accounting, internal accounting controls or auditing matters may be submitted to the Audit Committee. The responsibilities and activities of the Audit Committee are described in greater detail in the section of this proxy statement entitled “Report of the Audit Committee” and in the Audit Committee Charter attached to this proxy statement as Appendix A. Pursuant to the Sarbanes-Oxley Act of 2002, the Company is required to have at least one financial expert on the Audit Committee. The Board has determined that each of Terry Carlitz and Gary Greenfield is an audit committee financial expert. The other member of the Audit Committee, Aldo Papone, is able to read and understand financial statements, as required by the NASDAQ listing rules.

     The Compensation Committee. The Compensation Committee carries out the Board’s overall responsibility related to executive compensation by (i) assisting the Board in developing and evaluating executive candidates and the development of executive succession plans, (ii) reviewing and approving the evaluation process and compensation structure of the Company’s officers and other senior management, (iii) evaluating the performance and approving the compensation of the Company’s senior executive officers, and (iv) setting the compensation and other terms of employment of the Company’s Chief Executive Officer. The Compensation Committee also has full power and authority to review, modify and approve the Company’s stock-based plans, bonus plans, and other compensation-related plans.

     The Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee oversees all aspects of the Company’s director nomination and corporate governance functions on behalf of the Board. In particular, it (i) identifies, reviews and evaluates candidates to serve as members of the Board, (ii) reviews Board committee structure and recommends directors to serve as Board committee members, (iii) makes recommendations to the Board regarding corporate governance issues, and (iv) makes other recommendations to the Board regarding affairs relating to the members of the Board.

     The Nomination Process. The Corporate Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board. However, the Corporate Governance and Nominating Committee strives to find nominees who have achieved prominence in their field and who possess significant experience or skills in areas of importance to the Company, such as general management, finance, technology, marketing, international business and the public sector. The Corporate Governance and Nominating Committee also looks for persons who have the highest personal and professional integrity and who have demonstrated exceptional ability and judgment. The Corporate Governance and Nominating Committee will consider the current composition of the Board and the specific requirements of the Board committees when searching for and considering nominees for director.

     In its search for nominees, the Corporate Governance and Nominating Committee first identifies the need either for a new Board member with specific qualities or to fill a vacancy on the Board. The Corporate Governance and Nominating Committee then identifies candidates by seeking input from Board members, hiring a search firm, if appropriate, and considering recommendations for nominees submitted by stockholders. Promising candidates are interviewed by the Corporate Governance and Nominating Committee and selected management representatives, and, based on those interviews and separate reference checks, the Committee provides its recommendations to the Board for appropriate consideration and action.

     Stockholders who wish to communicate with the Board or the Corporate Governance and Nominating Committee or any of its members regarding nominations of directors or other matters may do so by sending written communications addressed to the Corporate Secretary at the Company’s principal offices, 1344 Crossman Avenue, Sunnyvale, California 94089-1113, or, after the Company moves to its new headquarters in December 2004, 5450 Great America Parkway, Santa Clara, California 95054-3644 or by email to Corporatesecretary@hyperion.com. See also the section of this proxy statement entitled “Contacting the Board of Directors.” All stockholder communications that are received for the attention of the Corporate Governance and Nominating Committee will be submitted to the Corporate Governance and Nominating Committee on a periodic basis. Nominations of directors or other matters put forth by stockholders will be reviewed by the Corporate Governance and Nominating Committee, who will determine whether these matters should be presented to the Board. The Corporate Governance and Nominating Committee will give serious consideration to all such matters and make its determination on matters to be presented to the Board in accordance with its charter and applicable laws.

     Meetings. During the year ended June 30, 2004, there were seven meetings of the Board, nine meetings of the Audit Committee, seven meetings of the Compensation Committee and three meetings of the Corporate Governance and Nominating Committee. Each director attended at least 75% of the Board meetings and the committee meetings of which he or she is a member in fiscal 2004.

     The Company invites all members of the Board to attend the stockholders’ annual meeting. Historically, attendance of stockholders in person at annual meetings has been very low. Accordingly, no directors except the Chairman of the Board attended last year’s stockholders’ annual meeting.

Corporate Governance Guidelines

     The Board has adopted a set of Guidelines on significant corporate governance issues, and the Corporate Governance and Nominating Committee is responsible for overseeing the Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. The Guidelines are posted on the Company’s Investor Relations web site at www.hyperion.com under the “Corporate Governance” section. This web site also includes the Company’s Code of Conduct, which is the Company’s code of ethics document for all employees and also applies to the independent directors with regard to their Hyperion-related activities.

     Among other matters, the Guidelines include the following items concerning the Board:

•	Size and Composition of the Board. We believe the Board should be small, engaged and independent. No officer should serve on the Board of Directors of another company of which a director of the Company is an executive officer. There should be no more than two employee directors on the Board and each non-employee director should qualify as an “independent director” under NASDAQ rules.

•	Frequency of Board Meetings. We believe the Board should have at least four scheduled meetings a year and be on call to meet more frequently if emergencies or special circumstances warrant.

•	Content and Format of Board Meeting. The Chairman of the Board will be responsible for establishing agendas for each meeting, but any director, by contacting the Chairman or the Secretary, may request that a matter be placed on the Board agenda.

•	Executive Sessions. A portion of each Board meeting will be devoted to a session in which the Executive Chairman, Chief Executive Officer and the independent directors may discuss the condition of the Company’s business and other sensitive or confidential matters without the Company’s management who are not directors being present. At each Board meeting the independent Board members will also meet in executive session without the employee members present.

•	Management Talent Evaluation. One of the most important responsibilities of the Board is assuring that the Company has the appropriate management talent to successfully pursue the Company’s strategies. Directors are expected to become sufficiently familiar with the Company’s executive officers as to be able to offer personal feedback on the performance of such officers, and by participating in an Annual Executive Talent Review, to become personally familiar with the Company’s senior management. The Board should also see that potential successors are identified for the Chief Executive Officer position and other key management positions.

•	Board Oversight of Business. Not later than the beginning of each fiscal year, the Company’s Chief Financial Officer will present to the Board a consolidated Business Plan. A portion of Board meetings will be devoted to a discussion of the Company’s results. Once a year, members of the executive team present a review of their business group.

•	Setting Corporate Strategy. The Board has primary responsibility for assuring that the Company has the appropriate business strategies in place, and the resources to fulfill them. The Board and management will engage in a comprehensive review and discussion of the Company’s strategic goals, as well as management’s plans to achieve them.

•	Evaluation of Management and Succession Planning. It is the responsibility of the Board to cause management to undertake succession planning and performance review of senior managers of the Company on a regular basis, and to report on the status of those efforts to the Board or a committee thereof.

•	Directors’ Retirement. The mandatory retirement age for all directors is set at 72. Members of the Board as of May 28, 2003 are not subject to this mandatory retirement age. Aldo Papone, a member of the Board, is 72 years old but is exempted from the mandatory retirement age.

•	Change of Status. Any director whose principal occupation substantially changes following his or her initial election or reelection as a director, or who misses more than one-half of the Board meetings in any consecutive eighteen-month period, shall tender his or her resignation from the Board to the Corporate Governance and Nominating Committee, and the Committee may accept or reject such resignation, in its discretion.

•	Officer Service on Outside Boards. The executive officers of the Company may not sit on more than three outside boards of public or private for-profit companies.

Contacting the Board of Directors

     The Board recommends that stockholders initiate any communications with the Board in writing and send them in care of the Corporate Secretary. Stockholders can send communications by e-mail to Corporatesecretary@hyperion.com, by fax to (408) 220-8290 or by mail to Corporate Secretary, Hyperion Solutions Corporation, 1344 Crossman Avenue, Sunnyvale CA 94089-1113 or, after the Company moves its corporate offices in December 2004, to 5450 Great America Parkway, Santa Clara, California 95054-3644. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication.

Director Compensation

     Non-employee Board members receive retainers of $30,000 per year. In addition, non-employee Board members will receive a fee of $2,000 for every Board or Board Committee meeting they attend in person as an ordinary member. The chairs of the Corporate Governance and Nominating Committee and the Compensation Committee will each receive $4,000 per meeting they attend in person, and the chair of the Audit Committee will receive $6,000 per meeting attended in person. All fees for attendance will be reduced to half of the above amounts if the meetings are attended by audio or video conference. The Company does not pay compensation for special assignments of the Board. Non-employee members of the Board also receive option grants pursuant to the provisions of the Automatic Option Grant Program of the Company’s 1995 Stock Option/Stock Issuance Plan. If the 2004 Equity Incentive Plan is approved by the Company’s stockholders at the Annual Meeting, all future grants to non-employee directors will be under that plan. Each individual who becomes a non-employee member of the Board is granted an option to purchase 20,000 shares of Common Stock on the date such individual joins the Board. In addition, each individual who continues to serve as a non-employee Board member is granted an option to purchase 7,000 shares of Common Stock on each 12-month anniversary of being elected to the Board.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The members of the Board, the executive officers of the Company and persons who hold more than 10% of the Company’s outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with the Securities Exchange Commission with respect to their ownership of the Company’s Common Stock and their transactions in such Common Stock, and to furnish copies of these reports to the Company. Based upon the copies of Section 16(a) reports and certain representations that the Company received from such persons for their transactions in shares of Common Stock and their Common Stock holdings in the year ended June 30, 2004, the Company believes that all reporting requirements under Section 16(a) for the year were met in a timely manner by its Board members, executive officers and greater than 10% stockholders, with the following exception. Mr. Godfrey R. Sullivan inadvertently failed to timely report on a Form 4 a long term incentive bonus award, which will be payable in cash on February 25, 2008 in an amount equal to the value of 25,000 shares of Common Stock on that date unless Mr. Sullivan’s employment with the Company is terminated prior to the scheduled payment date.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     Pursuant to the Company’s Certificate of Incorporation, the Board is divided into three classes — Class I, II and III, with each class containing as equal a number of directors as is reasonably possible. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of stockholders. Each director holds office until their successor is elected and qualified or until their earlier death, resignation or removal.

     The Board is currently composed of eight members. There are three Class III directors in the class whose term of office expires in 2004. The nominees for Class III directors, Henry Autry, Terry Carlitz and Yorgen Edholm, are currently serving as Class III directors of the Company. Each of these directors is independent as defined by the NASDAQ listing rules, and Terry Carlitz is one of the financial experts on the Audit Committee. Mr. Autry was elected by the stockholders of the Company, and Ms. Carlitz and Mr. Edholm were elected by the Board. Ms. Carlitz was selected because of her extensive experience as a financial executive in technology businesses, and was identified after an extensive search conducted by an executive search firm. Mr. Edholm was a co-founder, director and former Chief Executive Officer of Brio Software, Inc., which the Company acquired in October 2003, and was elected to the Board in connection with the acquisition of Brio. The Corporate Governance and Nominating Committee has reviewed the qualifications of each nominee and has unanimously recommended that each current Class III director be resubmitted as a nominee for election to the Board. The Board unanimously approved this recommendation (with each of the nominees abstaining from the vote respecting their directorship). Each nominee has consented to serve as a director if elected.

     Shares represented by all proxies received by the Board and not marked to withhold authority to vote for one or more of the nominees (by writing the nominee’s name where indicated on the proxy) will be voted FOR the election of the nominee. The Board knows of no reason why any of the nominees would be unable or unwilling to serve, but in such case, proxies may be voted for the election of another nominee of the Board.

     Certain information concerning each of the nominees and continuing directors, as of September 12, 2004, follows.

DIRECTORS SERVING FOR A TERM EXPIRING AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS (CLASS III DIRECTORS):

HENRY AUTRY

Age: 56
Director since: June 2000
Hyperion Board Committees: Compensation Committee (Chairman), Corporate Governance and Nominating Committee
Principal occupation: Since January 2001 founder and Chief Executive Officer of Contrado Partners, a financial services company

Recent business experience:

•	From February 2000 until December 2000, Mr. Autry served as Chief Executive Officer of Brigade Solutions, a leading Internet outsourcing and customer service business.

•	From November 1997 until December 1999, Mr. Autry was the Senior Vice President and General Manager for American Express Traveler’s Cheque Group.

•	From January 1995 to October 1997, Mr. Autry held various executive positions at Baxter International, a life sciences company, including Senior Vice President and Chief Administrative Officer.

Education: Mr. Autry earned a bachelor of science degree in business administration from Lincoln University in Lincoln, Pennsylvania.

Other directorships: Mr. Autry serves on the Securities Advisory Board for the State of Utah. He also serves on the board of directors at United Way of Salt Lake County and Sears Bank, national bank for Sears Roebuck & Co. for contractor and construction funding.

TERRY CARLITZ

Age: 53
Director since: February 2003
Hyperion Board Committees: Audit Committee (Financial Expert), Compensation Committee
Principal occupation: Director and independent business consultant

Recent business experience:

•	From 1999 to 2002, Ms. Carlitz served as Chief Financial Officer and Director of Saba Software, Inc., a provider of human capital management application software.

•	From 1998 to 1999, she served as Senior Vice President of Operations and Chief Financial Officer of SPL WorldGroup B.V., a provider of customer relationship management software for the energy industry.

•	From 1995 to 1998, Ms. Carlitz served as Chief Financial Officer of Infinity Financial Technology, Inc., a provider of derivatives trading and risk management software. In 1998, Infinity was merged into SunGard Data Systems, a provider of financial services software.

•	Prior to 1995, Ms. Carlitz held financial and operational positions at Apple Computer where she managed the corporate planning group, served as European controller of Apple’s $2 billion operations spanning 13 European countries, and spearheaded business development in Europe and for Apple’s New Media and Online Services Groups.

Education: Ms. Carlitz holds a master’s degree in business administration from Stanford University and a bachelor of science degree in business administration from San Jose State University.

Other directorships: Ms. Carlitz serves on the board of directors for Advent Software, Inc., a provider of enterprise investment management software, and serves on the International Board of Advisors at the College of Business, San Jose State University. Ms. Carlitz is a director of the Northern California Chapter of the National Association of Corporate Directors and serves on the management board of the Graduate School of Business at Stanford University.

YORGEN EDHOLM

Age: 49
Director since: February 2004
Hyperion Board Committees: Compensation Committee
Principal occupation: Since August of 2003 President and CEO, Acellion, Inc. a privately held company that creates e-mail attachment caching software, as well as backup and recovery application software

Recent business experience:

•	From 2001 until 2003, Mr. Edholm was President and Chief Executive Officer of Decision Point Applications, an analytical applications company.

•	In 1989, Mr. Edholm co-founded Brio Software, a leading provider of business intelligence (BI) software, and was its President and Chief Executive Officer until 2001. He was chairman of the Brio Software board of directors until the Company’s acquisition of Brio Software in October 2003.

Education: Mr. Edholm holds an undergraduate degree in Natural Sciences from Eklidens Gymnasium in Nacka, Sweden, a master’s degree in Engineering Physics from the Royal Institute of Technology in Stockholm, Sweden, and an MBA from the Stockholm School of Economics.

Other directorships: Mr. Edholm serves on the board of directors of Saama Technologies, Inc. a privately held provider of information technology (IT) services, including the design, implementation, and testing of software for businesses and Accellion, Inc. a private company providing e-mail attachment management software.

DIRECTORS SERVING FOR A TERM EXPIRING AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS (CLASS I DIRECTORS):

GARY GREENFIELD

Age: 49
Director since: August 1998
Hyperion Board Committees: Audit Committee (Chairman)
Principal occupation: Since December 2003, Mr. Greenfield has been Chief Executive Officer of Global eXchange Service, who operates one of the largest B2B e-commerce networks in the world. In addition, since December 2003, he has been an Operating Partner for Francisco Partners, the world’s largest technology-focused buyout fund.

Recent business experience:

•	From June 2002 until August 2003, Mr. Greenfield was President, Chief Executive Officer and a director of Peregrine Systems, Inc., a global leader in infrastructure management software. Peregrine Systems filed a voluntary petition under chapter 11 of the Bankruptcy Code in September 2002 and emerged from bankruptcy proceedings in August 2003.

•	From December 1998 through September 2001, Mr. Greenfield served as President and Chief Executive Officer of Merant PLC.

•	Mr. Greenfield joined Sage Software (a predecessor of Merant through merger) in 1987 as Vice President of Marketing, and served in various capacities with them until becoming its President in 1995 and Chief Executive Officer in 1998.

Education: Mr. Greenfield earned a bachelor of science degree from the U.S. Naval Academy, a master of science administration from George Washington University, and an MBA from Harvard Business School.

Other directorships: Mr. Greenfield serves on the board of directors of Mobius Management Systems, a provider of document management software; Managed Objects, a private company providing IT infrastructure management software; and is chairman of Intellitactics, a private company providing IT security management software. He is also a member of the board and past chairman of the Information Technology Association and a member of the Norwood School Board of Trustees.

JOHN RICCITIELLO

Age: 45
Director since: 2002
Hyperion Board Committees: Compensation Committee, Corporate Governance and Nominating Committee
Principal occupation: In April 2004, Mr. Riccitiello created a private equity partnership together with four other partners. The partnership will focus their investments on the consumer, media and entertainment sectors.

Recent business experience:

•	From October 1997 to April 2004, Mr. Riccitiello served as President and Chief Operating Officer of Electronic Arts, a leading interactive entertainment software company.

•	From March 1996 to November 1997, Mr. Riccitiello served as President and Chief Executive Officer of the worldwide bakery division of Sara Lee Corporation.

•	Before joining Sara Lee, Mr. Riccitiello served as President and Chief Executive Officer of Wilson Sporting Goods Co.

•	Mr. Riccitiello also has held executive and management positions at Haagen-Dazs, PepsiCo, Inc. and The Clorox Company.

Education: Mr. Riccitiello holds a bachelor of science degree from University of California, Berkeley.

Other directorships: None

GODFREY SULLIVAN

Age: 51
Director since: July 2004
Hyperion Board Committees: None
Principal occupation: President and Chief Executive Officer of the Company

Recent business experience:

•	Mr. Sullivan joined the Company in October 2001 as President and Chief Operating Officer. He was promoted to President and Chief Executive Officer in July 2004.

•	From October 2000 to August 2001, Mr. Sullivan served as Chief Executive Officer of Promptu, Inc., an enterprise marketing automation software company.

•	From October 1992 to June 2000, Mr. Sullivan was a Vice President of AutoDesk, a computer aided design software company, including a position as president of AutoDesk’s Discreet Division, a $200 million digital media unit. He also led AutoDesk’s Personal Solutions Group, which included the development and marketing of AutoCAD LT and other high-volume design products.

•	Prior to joining AutoDesk in 1992, Sullivan spent 11 years with Apple Computer, heading up Business Marketing, U.S. Channels and Western U.S. Operations.

Education: Mr. Sullivan received his bachelor of business administration from Baylor University, and has completed executive programs at Stanford and the Wharton School.

Other directorships: None

DIRECTORS SERVING FOR A TERM EXPIRING AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS (CLASS II DIRECTORS):

JEFFREY RODEK

Age: 51
Director since: 1998
Hyperion Board Committees: None
Principal occupation: Executive Chairman of the Board of the Company

Recent business experience:

•	Mr. Rodek has been Executive Chairman of the Board since July 2004. He served as Chairman of the Board and Chief Executive Officer of the Company from October 1999 to July 2004 and has been a director of the Company since January 1998.

•	From January 1995 to October 1999, Mr. Rodek served as President and Chief Operating Officer of Ingram Micro Inc., the world’s largest wholesale provider of technology solutions, products and services.

•	Before joining Ingram Micro, Mr. Rodek spent 16 years at FedEx Corporation, a global provider of transportation, freight, and e-commerce and supply-chain management services with $25 billion in annual revenues. Mr. Rodek’s career began in Operations Research, continued in Financial Planning and Analysis, then Operations. His last position at FedEx was Senior Vice President, the Americas.

Education: Mr. Rodek holds a bachelor’s degree in mechanical engineering and a master’s degree in business administration, with an emphasis in finance, from The Ohio State University.

Other directorships: Mr. Rodek serves on the board of directors of NewRoads, Inc., a leading provider of outsourced business operations solutions to companies in multi-channel, one-to-one direct commerce. He also serves on The Ohio State University Alumni Association Board and the Dean’s Advisory Board, Fisher College of Business, The Ohio State University.

ALDO PAPONE

Age: 72
Director since: 1994
Hyperion Board Committees: Audit Committee, Corporate Governance and Nominating Committee (Chairman)
Principal occupation: Senior Advisor to American Express Company, a position he has held since 1991

Recent business experience:

•	Mr. Papone served as Chairman and Chief Executive Officer from 1989 to 1990, and as President and Chief Operating Officer from 1985 to 1989, of American Express Travel Related Services Company, Inc.

•	Mr. Papone served as a Director of American Express Company from 1990 to 1998.

Education: Mr. Papone was educated in Europe. He holds a bachelor’s degree in business administration from the University of Genoa.

Other directorships: Mr. Papone is a member of the American Express International Bank Board. He is co-chairman of the board for the Hospital for Special Surgery in New York City and is a member of the National Corporate Theatre Fund.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED HEREIN.

PROPOSAL NO. 2
APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN

     At the Annual Meeting, the stockholders of the Company will be asked to approve the adoption of the Company’s 2004 Equity Incentive Plan (the “2004 Plan”). The 2004 Plan was adopted by the Board in September 2004 and will become effective only after approval of the stockholders at the Annual Meeting. The number of shares of Common Stock that may be issued under the 2004 Plan will equal the number of shares of Common Stock available for issuance under the Company’s 1995 Stock Option/Stock Issuance Plan (the “1995 Plan”), which includes shares transferred from certain former Brio Software stock option plans, plus 1,500,000 shares. As of the Record Date, options to purchase approximately 5,953,648 shares of Common Stock were outstanding under the 1995 Plan and approximately 683,116 shares of Common Stock were then available for issuance under that plan. To the extent that options granted under the 1995 Plan expire unexercised, the shares of Common Stock underlying these options will then become available for grant under the 2004 Plan. If the 2004 Plan is approved at the Annual Meeting, the Company will make no further option grants under the 1995 Plan after that date.

     The Board approved the 2004 Plan because the 1995 Plan is scheduled to expire on September 30, 2005, before the next annual meeting of stockholders. In addition, the 2004 Plan updates various procedures and the Company believes the 2004 Plan is more flexible.

SUMMARY OF THE 2004 EQUITY INCENTIVE PLAN

A copy of the 2004 Plan is attached to this Proxy Statement as Appendix B. The following description of the 2004 Plan is a summary and is qualified by reference to the complete text of the 2004 Plan.

General

     The purpose of the 2004 Plan is to enhance the long-term stockholder value of the Company by offering opportunities to eligible individuals to participate in the growth in value of the equity of the Company. Stock options, stock awards and cash awards may be granted under the 2004 Plan (each, an “award”). Options granted under the 2004 Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-statutory stock options.

     Administration. The Compensation Committee of the Board will administer the 2004 Plan. The Board may also delegate to a committee of employee directors the authority to grant awards to non-executive level employees in accordance with guidelines established by the Board, and it may also delegate certain responsibilities to any employee of the Company (as applicable, the “Administrator”).

     Eligibility. Non-statutory stock options, stock awards and cash awards may be granted under the 2004 Plan to employees, directors and consultants of the Company, its affiliates and subsidiaries. Incentive stock options may be granted only to employees of the Company or its subsidiaries. The Administrator, in its discretion, approves awards to be granted under the 2004 Plan. The Company intends the 2004 Plan to be a broad-based employee plan. As of the Record Date, the Company had approximately 2,483 employees and six non-employee directors who would be eligible to participate in the 2004 Plan.

     Termination of Awards. Generally, if an awardee’s service to the Company as an employee, consultant or director terminates other than for death, disability or for “Cause” (as defined in the 2004 Plan) vested awards will remain exercisable for a period of three months following the awardee’s termination. Unless otherwise provided for by the Administrator in the award agreement, if an awardee dies or becomes totally and permanently disabled while an employee or consultant, the awardee’s vested awards will be exercisable for one year following the awardee’s death or disability, or if earlier, the expiration of the term of such award. Awards granted to non-employee directors under the 2004 Plan will remain exercisable to the extent vested for 12 months following the director’s termination of service for any reason, but in no event after the expiration date of the award.

     Transferability of Awards. Unless otherwise determined by the Administrator, most awards granted under the 2004 Plan are not transferable other than by will, domestic relations order, or the laws of descent and distribution.

     Limitation on Awards. Under the 2004 Plan, employees of the Company may not be granted stock option awards within any fiscal year to purchase more than 700,000 shares of Common Stock. However, a new employee of the Company or an affiliate will be eligible to receive up to a maximum of 1,200,000 shares of Common Stock under stock options in the calendar year in which they commence employment.

Stock Options

     Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. No stock option, including an incentive stock option, may have an exercise price less than the fair market value of a share of the Company’s Common Stock on the date of grant. The exercise price of an incentive stock option granted to a ten percent stockholder may not be less than 110% of the fair market value of a share of Common Stock on the date of grant of such option. The fair market value of a share of Common Stock is generally determined to be the closing sales price as quoted on the NASDAQ National Market System for the date the value is being determined. The closing sale price of a share of Common Stock on September 10, 2004, the last trading day on the NASDAQ National Market System before the record date, was $38.38.

     Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable. The means of payment for shares issued on exercise of an option are cash, check or wire transfer, and such other payment methods as may be specified by the Administrator, including tender of other shares, cancellation of a debt owed to an awardee by the Company or broker-assisted same-day sale.

     Term of Option. The term of an option may be no more than six years from the date of grant. The term of an incentive stock option granted to a ten percent holder may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

     Vesting. The vesting of options may occur at any time after grant and may be subject to any conditions as set forth in the terms of a particular grant, except that no options, other than options granted to non-employee directors, will vest or be exercisable within a six-month period starting on the date of grant.

     Repricing. Options may not be repriced, replaced or regranted through cancellation or modification without stockholder approval.

Stock Awards

     The Administrator may grant stock awards in its discretion, which entitle the awardee to receive or purchase shares of Common Stock subject to certain restrictions. The purchase price of a restricted stock award may not be less than the par value of the shares issuable under the stock award if required by applicable law. The grant or vesting of a stock award may be made contingent on achievement of performance conditions, including net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, and other financial objectives, customer satisfaction indicators and guaranteed efficiency measures, each with respect to the Company and/or an individual business unit. Not more than 785,000 shares, plus a number of shares equal to the number of shares of restricted stock repurchased pursuant to the 1995 Plan, may be issued as stock awards under the 2004 Plan.

Cash Awards

     The Administrator may grant cash awards, which entitle the awardee to a cash payment on satisfaction of goals described in an award agreement. The Administrator determines the terms, conditions and restrictions related to cash awards.

Right of Repurchase

     If a stock award consists of shares sold to the employee subject to a right of repurchase, the Company will have the right, during the seven months after the termination of an awardee, to repurchase any or all of the award shares that were unvested as of the date of that termination at a purchase price determined by the Administrator.

Adjustments on Changes in Capitalization, Merger or Change in Control

     Changes in Capitalization. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination or reclassification of stock, spin-off, extraordinary cash or other property dividend or similar change to the Company’s capital structure, appropriate adjustments will be made to:

•	the number and type of awards that may be granted under the 2004 Plan;

•	the number and type of options that may be granted to any individual under the 2004 Plan;

•	the purchase price of any stock award;

•	the option price and number and class of securities issuable under each outstanding option;

•	the repurchase price of any securities substituted for award shares that are subject to repurchase rights.

     Any such adjustments will be made by the Board in its absolute discretion and any such decision will be final, binding and conclusive.

     Merger or Change in Control. Generally, outstanding awards under the 2004 Plan may be assumed, converted, replaced or substituted if any of the following corporate transactions occur (each, a “Fundamental Transaction”):

•	a merger or consolidation in which the Company is not the surviving corporation;

•	a merger in which the Company is the surviving corporation but after which the Company’s stockholders immediately prior to such merger cease to own their shares or other equity interest in the Company;

•	the sale of substantially all of the Company’s assets; or

•	the acquisition, sale, or transfer of more than 50% of the Company’s outstanding shares by tender offer or similar transaction.

     In the event the successor corporation (if any) does not assume or substitute outstanding awards in connection with a Fundamental Transaction, the vesting with respect to such awards will accelerate so that the awards may be exercised before the closing of the Fundamental Transaction but then terminate. The Compensation Committee may also, in its sole discretion, elect to accelerate the vesting of any or all outstanding awards prior to the closing of any Fundamental Transaction, even if the successor corporation will assume such awards or provide for substitute awards. The vesting of certain options granted to non-employee directors will automatically accelerate immediately prior to any Fundamental Transaction, but then terminate to the extent not exercised by the non-employee director or assumed by the successor corporation.

     In addition, the Board may also specify that certain other transactions or events constitute a “change in control” or “divestiture” (as such terms are defined in the 2004 Plan) and, in these cases, may take any one or more of the actions described above for a Fundamental Transaction and may also extend the exercise date of any award (but not beyond the original expiration date). The Board need not adopt the same rules for each award under the 2004 Plan or for each holder of an outstanding award. The vesting of certain options granted to non-employee directors will automatically accelerate immediately prior to any change in control.

     Any awards that are assumed or replaced in a Fundamental Transaction or change in control and do not otherwise accelerate at that time shall automatically accelerate in full in the event of an involuntary termination of the awardee for any reason other than death, disability or Cause within 18 months following the Fundamental Transaction or change in control, and such accelerated awards shall be exercisable for one year following termination, but in no event after the expiration of its term.

     In the event of a proposed dissolution or liquidation of the Company, the Board may cause awards to be fully vested and exercisable (but not after their expiration date) before the dissolution is completed but contingent on its completion.

Amendment and Termination of the 2004 Plan

     The Board may amend, alter, suspend or terminate the 2004 Plan, or any part thereof, at any time and for any reason. However, the Company must obtain stockholder approval for any amendment to the 2004 Plan to the extent necessary and desirable to comply with applicable laws. Generally, no such action by the Board or stockholders may alter or impair any award previously granted under the 2004 Plan without the written consent of the awardee. The 2004 Plan will terminate on September 15, 2014, unless terminated earlier by the Board.

Federal Income Tax Consequences of Options and Stock Awards Under the 2004 Plan

     THE FOLLOWING IS A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR AWARDS OF RESTRICTED STOCK UNDER THE 2004 PLAN. IT DOES NOT DESCRIBE STATE, LOCAL OR FOREIGN TAX CONSIDERATIONS. THE APPLICABLE RULES ARE COMPLEX AND MAY VARY WITH AN AWARDEE’S INDIVIDUAL CIRCUMSTANCES. THE DESCRIPTION IS THUS NECESSARILY GENERAL AND DOES NOT ADDRESS ALL OF THE POTENTIAL FEDERAL AND OTHER INCOME TAX CONSEQUENCES TO EVERY AWARDEE.

     Stock Awards. An awardee of a restricted stock award generally will recognize taxable ordinary income when the restrictions on the shares lapse. The amount of income recognized will equal the excess of the fair market value of the shares at such time over the amount, if any, the awardee paid to the Company for the shares. However, no later than 30 days after an awardee receives the restricted stock award, the awardee may elect under Section 83(b) of the Internal Revenue Code to recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares at the time of receipt over the amount the awardee paid to the Company for the shares. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the awardee will not recognize any additional income. The taxable income to the awardee constitutes wages subject to income and employment tax withholding, and the Company receives a corresponding income tax deduction.

     When an awardee sells the shares, the awardee will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, that the awardee paid to the Company for the shares plus the amount of taxable ordinary income the awardee recognized either at the time the restrictions lapsed or at the time of a Section 83(b) election, if an election was made by the awardee. If the awardee forfeits the shares to the Company (e.g., upon the awardee’s termination prior to expiration of the restriction period), the awardee may not claim a deduction with respect to the income recognized as a result of the election. Any dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the awardee at the time the dividends are received.

     Non-Statutory Stock Options. An awardee will not recognize taxable income upon the grant of a non-statutory option. Upon exercise of the option, an awardee will recognize taxable ordinary income equal to the difference between the fair market value of the stock on the date of exercise and the option exercise price. The Company will generally be entitled to a tax deduction equal in amount to the income that an awardee recognizes upon the exercise of a non-statutory option. When an awardee sells the shares, the awardee will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the awardee received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

     Incentive Stock Options. An awardee will not recognize taxable income upon the grant of an incentive stock option. If an awardee exercises an incentive stock option during employment or within three months after his or her employment ends (12 months in the case of disability), the awardee will not recognize taxable income at the time of exercise, although the awardee generally will have taxable income for alternative minimum tax purposes at that time as if the option were a non-statutory stock option.

     If an awardee sells or exchanges the shares after the later of (a) one year from the date the awardee exercised the option and (b) two years from the grant date of the option, the awardee will recognize long-term capital gain or loss equal to the difference between the amount the awardee received in the sale or exchange and the option exercise price. If an awardee disposes of the shares before these holding period requirements are satisfied, the disposition will constitute a disqualifying disposition, and the awardee generally will recognize taxable ordinary income in the year of disposition equal to the excess, as of the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). Additionally, the awardee will have long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount the awardee received upon disposition of the shares and the option exercise price increased by the amount of ordinary income, if any, the awardee recognized.

     The Company will generally be entitled to a deduction with respect to an incentive stock option only if the awardee makes a disqualifying disposition. In that situation, the Company will generally be entitled to a deduction in an amount equal to the ordinary income that the awardee recognizes as a result of the disqualifying disposition.

     With respect to both non-statutory stock options and incentive stock options, special rules apply if an awardee uses shares already held by the awardee to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the awardee.

     Limitation on Deduction of Certain Compensation. A publicly held corporation may not deduct compensation of over a certain amount that is paid in any year to any of its executive officers unless the compensation constitutes “qualified performance-based” compensation under Section 162(m) of the Internal Revenue Code. The Company will generally attempt to ensure that any award under the 2004 Plan will qualify for deduction, but may not do so in every instance.

Plan Benefits

     No awards will be granted under the 2004 Plan prior to its approval by the Company’s stockholders. Awards under the 2004 Plan will be granted at the discretion of the Compensation Committee, and accordingly, are not yet determinable. Benefits under the 2004 Plan will depend on a number of factors, including the fair market value of the Company’s Common Stock on future dates, the Company’s actual performance against performance goals established with respect to performance awards and decisions made by the participants.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Company is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending June 30, 2005. PricewaterhouseCoopers has been the Company’s independent accountants since the inception of the company, and the Audit Committee has selected PricewaterhouseCoopers as the Company’s independent accountants for the fiscal year ending June 30, 2005. Although not required to do so, the Audit Committee has determined as a matter of good corporate practice to submit its selection to stockholders for ratification. In the event that this selection of accountants is not ratified by a majority of the shares of Common Stock present or represented at the annual meeting, the Audit Committee will review its selection of accountants, but may still retain PricewaterhouseCoopers. Even if the selection is ratified, the Audit Committee may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

     We expect that a representative of PricewaterhouseCoopers will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Fees Paid to PricewaterhouseCoopers

     The following table shows the fees that the Company paid or accrued for the audit and other services provided by PricewaterhouseCoopers for fiscal years 2003 and 2004.

	2003	2004
Audit Fees	$473,000	$638,000
Audit-Related Fees	36,000	662,000
Tax Fees	181,000	—
All Other Fees	—	—
Total	$690,000	$1,300,000

     Audit Fees. This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q quarterly reports, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” on internal control matters.

     Audit-Related Fees. This category consists of assurance and related services provided by PricewaterhouseCoopers that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category primarily include due diligence, accounting consultations and audits in connection with acquisitions and internal control reviews related to our Sarbanes-Oxley compliance initiatives.

     Tax Fees. This category consists of professional services rendered by PricewaterhouseCoopers, primarily in connection with the Company’s tax compliance activities, including the preparation of tax returns in certain overseas jurisdictions and technical tax advice related to the preparation of tax returns.

     All Other Fees. No other fees were billed by PricewaterhouseCoopers during the years ended June 30, 2003 and 2004.

     The Audit Committee pre-approves and reviews audit and non-audit services performed by PricewaterhouseCoopers as well as the fees charged for such services. Requests for approval are considered at each regularly scheduled Audit Committee Meeting or, if necessary, are approved by the unanimous consent of all members of the Audit Committee. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. The Audit Committee has considered and pre-approved all services rendered during fiscal 2004 and does not believe that the provision of such services are incompatible with PricewaterhouseCoopers remaining independent. For additional information concerning the Audit Committee and its activities with PricewaterhouseCoopers, see the sections of this proxy statement entitled “The Board, Board Committees and Meetings?The Audit Committee” and “Report of the Audit Committee.”

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY’S
INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2005.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     Each of the Company’s directors and executive officers is a potential recipient of grants under the 2004 Equity Incentive Plan.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     Stockholder proposals that are intended to be presented at the 2005 Annual Meeting must be received not less than 45 days before the date on which the Company mailed its proxy statement for the 2004 Annual Meeting. If a stockholder wishes to include a proposal in the Company’s proxy statement in connection with the 2005 Annual Meeting pursuant to Rule 14a-8 under the Security Exchange Act of 1934, the proposal must be received by the Company not less than 120 days before the date of the Company’s proxy statement in connection with the 2004 Annual Meeting in order to be included. Stockholder proposals should be addressed to Hyperion Solutions Corporation, 1344 Crossman Avenue, Sunnyvale, California 94089-1113, Attn: Investor Relations or, after the Company moves its corporate offices in December 2004, 5450 Great American Parkway, Santa Clara, California 95054-3644.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of September 12, 2004 certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) the executive officers named in the Summary Compensation Table and (iv) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Pursuant to Rule 13d-3, shares of Common Stock are deemed to be beneficially owned by a person if the person has the right to acquire shares of Common Stock (for example, upon exercise of an option or warrant) within 60 days of September 12, 2004. These shares of Common Stock are also included in computing the percentage ownership of such person. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power as of September 12, 2004.

	Number of Shares	Percent of
Name and Address of Beneficial Owner(1)	Beneficially Owned(2)	Class(3)
Franklin Resources, Inc.(4)
One Franklin Parkway
San Mateo, CA 94403	2,716,852	7.0%
Jeffrey Rodek(5)	565,985	1.5
Godfrey Sullivan(6)	308,931	*
David Odell(7)	149,845	*
Burton Goldfield(8)	5,000	*
Nazhin Zarghamee(9)	81,793	*
Henry Autry(10)	19,000	*
Gary Greenfield(11)	32,400	*
Aldo Papone(12)	59,000	*
John Riccitiello(13)	24,000	*
Terry Carlitz(14)	12,000	*
Yorgen Edholm(15)	182,420	*
All current directors and executive officers as a group (12 persons)(16)	1,508,451	3.9

*	Less than 1% of the outstanding shares of Common Stock.

(1)	Unless otherwise noted, the address of each person is c/o Hyperion Solutions Corporation, 1344 Crossman Avenue, Sunnyvale, California 94089-1113.

(2)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the natural persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. To the Company’s knowledge, unless otherwise indicated, the entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3)	Based on 38,992,917 shares outstanding as of September 12, 2004.

(4)	As reported on a Schedule 13F-HR filed by Franklin Resources, Inc. with the Securities and Exchange Commission on August 13, 2004. Shareholding is as of June 30, 2004.

(5)	Includes options exercisable for 385,588 shares of Common Stock and 161,899 shares of restricted stock.

(6)	Includes options exercisable for 223,125 shares of Common Stock and 78,196 shares of restricted stock.

(7)	Includes options exercisable for 125,060 shares of Common Stock and 18,088 shares of restricted stock.

(8)	Consists of 5,000 shares of restricted stock.

(9)	Includes options exercisable for 71,871 shares of Common Stock and 7,426 shares of restricted stock.

(10)	Consists of options exercisable for 19,000 shares of Common Stock.

(11)	Consists of options exercisable for 32,400 shares of Common Stock.

(12)	Includes options exercisable for 55,200 shares of Common Stock.

(13)	Consists of options exercisable for 24,000 shares of Common Stock.

(14)	Consists of options exercisable for 12,000 shares of Common Stock.

(15)	Consists of 151,538 shares of Common Stock held in the Edholm Family Revocable Trust, 27,250 shares of Common Stock held by Yorgen Edholm Trustee for Yorgen Edholm grantor retained annuity trust and 3,632 shares of Common Stock held as custodian for Mr. Edholm’s children.

(16)	Includes options exercisable for 1,008,138 shares of Common Stock and 274,724 shares of restricted stock.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     Jeffrey R. Rodek. In October 1999, the Company entered into an employment agreement with Jeffrey R. Rodek, its Chairman and then-current Chief Executive Officer, pursuant to which Mr. Rodek received an annual salary of not less than $400,000, and an annual incentive bonus target of 50% of his base salary, with a maximum bonus opportunity of 75% of his base salary. In addition, the agreement provides for 30 months of severance payments in the event of early termination by the Company without cause, or, under certain circumstances, voluntary termination within 12 months of a change in control of the Company. At the same time, the Company loaned Mr. Rodek $1,000,000, which loan has a six-year term and is evidenced by a full recourse promissory note bearing interest at 6.02% annually.

     In January 2002, the Company amended Mr. Rodek’s employment agreement to provide for the forgiveness of his loan in certain circumstances. Such forgiveness is targeted at 25% per year over the following four years but only in the event that, in any year, commencing with fiscal year 2002, the earnings per share of the Company equals or exceeds targets set by the Compensation Committee of the Board. The agreement also provided that, in the event that the Company’s earnings per share are under or over such earnings per share target, then the Company will consider forgiving less or more, respectively, of the 25% amount, provided that the Company is only obligated to forgive 25%, and then only in the event the earnings per share target is met. The Company did not meet its earnings per share target for fiscal year 2002, and no portion of the loan was forgiven. For fiscal year 2003, the Company significantly exceeded the earnings per share target, and the Compensation Committee allowed a reduction of $393,443 in the principal due under the loan, and a reduction of $93,079 of accrued interest. For fiscal year 2004, the Company significantly exceeded the earnings per share target, and the Compensation Committee allowed a reduction of $312,500 in the principal due under the loan, and a reduction of $96,973 of accrued interest.

     In addition, Mr. Rodek was granted exclusive use of an apartment in Sunnyvale leased by the Company. In September 2002, the Company amended Mr. Rodek’s employment agreement to provide for an annual salary of not less than $450,000 and increased this target bonus percentage to 75% of his base compensation.

     In July 2004, Mr. Rodek resigned as Chief Executive Officer of the Company and was made the Executive Chairman of the Board. In that new role, he executed a new employment agreement which provides for a salary of $600,000 per year, but provides that he is ineligible to participate in the Company’s annual incentive bonus plan. The agreement provides for four months, or for the period through the end of the current one-year term of the agreement or any one-year renewal thereof, whichever is greater, of severance payments in the event of early termination by the Company without cause or, under certain circumstances, voluntary termination within 12 months of a change in control of the Company. In addition, Mr. Rodek offered to surrender the use of the apartment in Sunnyvale that had been leased for Mr. Rodek’s use, and the Company terminated the lease.

     Godfrey R. Sullivan. In October 2001, the Company entered into an employment agreement with Godfrey R. Sullivan, its then-current President and Chief Operating Officer, pursuant to which Mr. Sullivan is entitled to receive an annual base salary of not less than $340,000 and an annual incentive bonus target equal to 55% of his base salary. In addition, the agreement provides for 12 months of severance payments in the event of early termination without cause or, under certain circumstances, voluntary termination by the Company within 12 months of a change in control of the Company. In October 2002, Mr. Sullivan’s base salary was increased to $357,000. In November 2002, Mr. Sullivan’s annual incentive bonus target percentage was increased to 60% of his base salary.

     In July 2004, Mr. Sullivan was made the Chief Executive Officer of the Company. In that new role, he executed a new employment agreement which provides for a salary of $500,000 per year, and annual incentive bonus target of 90% of his salary, with a maximum opportunity bonus of two times the targeted amount. In addition, the agreement provides for 12 months of severance payments in the event of early termination without cause or, under certain circumstances, voluntary termination within 12 months of a change in control of the Company.

     David W. Odell. In December 2000, the Company entered into an employment agreement with David W. Odell, its Corporate Vice President and Chief Financial Officer, pursuant to which Mr. Odell is entitled to receive an annual base salary of not less than $235,000 and an annual incentive bonus target of 50% of his base compensation. In addition, the agreement provides for 12 months of severance payments in the event of early termination without cause or, under certain circumstances, voluntary termination within 12 months of a change in control of the Company. In July 2001, Mr. Odell’s annual incentive bonus target percentage was increased to 55% of his base salary. Mr. Odell’s base salary was increased to $275,000 in April 2002, $294,250 in October 2002 and to $306,012 in October 2003. In July 2004, Mr. Odell’s annual incentive bonus target percentage was increased to 60% of his base salary.

     Burton M. Goldfield. In January 2004, the Company entered into an employment agreement with Burton M. Goldfield, its Senior Vice President, Worldwide Field Operations pursuant to which Mr. Goldfield is entitled to receive an annual base salary of not less than $300,000 and an annual incentive bonus target of 100% of his base salary. The agreement provides for 12 months of severance payments in the event of early termination by the Company without cause or, under certain circumstances, voluntary termination. In addition, the agreement provides that Mr. Goldfield is entitled to receive a stock option grant of 175,000 shares of the Company’s Common Stock that will vest in accordance with the Company’s standard four year vesting provisions, a restricted stock grant of 5,000 shares that will vest over a three year period and a sign on bonus of $200,000.

     Nazhin Zarghamee. In September 2003, the Company entered into an employment agreement with Nazhin Zarghamee, its Chief Marketing Officer, pursuant to which Ms. Zarghamee is entitled to receive an annual base salary of not less than $246,750 and an annual incentive bonus target of 55% of her base compensation. In addition the agreement provides for 12 months of severance payments in the event of early termination without cause or, under certain circumstances, voluntary termination within 12 months of a change in control of the Company. In October 2003, Ms. Zarghamee’s salary was increased to $264,034. In July 2004, Ms. Zarghamee’s annual incentive bonus target percentage was increased to 60% of her base salary.

REPORT OF THE COMPENSATION COMMITTEE

     The Board has delegated to the Compensation Committee of the Board the authority to review, modify and approve the Company’s overall compensation programs, including the base salaries, bonus targets and payments, and equity awards of executive officers. In addition, the Compensation Committee is responsible for administering the Company’s equity plans and the employee stock purchase plan. The Compensation Committee has delegated to management certain day-to-day operational activities related to the equity plans.

     The Compensation Committee has the authority to establish the base salary and individual bonus program of the Company’s chief executive officer (“CEO”) and has the responsibility for determining the individual bonus payout for the CEO. The CEO has the authority to establish the base salary for all other employees, including all executive officers, subject to the approval of the Compensation Committee. In addition, the CEO has the responsibility for establishing the bonus programs for all other executive officers and other key employees each fiscal year, subject to the approval of the Compensation Committee.

     For fiscal year 2004, the process utilized by the Compensation Committee and CEO in determining executive officer compensation levels took into account both qualitative and quantitative factors. Among the factors considered were formal and informal competitive compensation surveys conducted by the Company or in which the Company participated.

General Compensation Philosophy

     The Company’s fundamental philosophy is to offer its executive officers competitive compensation opportunities based upon the Company’s overall performance, their individual contribution to the financial and operational success of the Company and their personal performance. It is the Company’s objective to have a substantial portion of each executive officer’s compensation contingent upon the Company’s performance, as well as upon his or her own level of performance. Accordingly, each executive officer’s compensation package consists of: (i) base salary, (ii) cash bonus awards and (iii) long-term stock and/or cash-based incentive awards. Executive officers also have the opportunity to participate in various employee benefit programs that are generally offered to all full-time employees of the Company.

     Base Salary. The base salary for each executive officer is set on the basis of personal performance and the salary level in effect for comparable positions at companies that compete with the Company for executive talent on the basis of surveys conducted by the Company.

     Cash Bonuses. To reinforce the importance of attainment of the Company’s corporate goals and objectives, the Compensation Committee believes that a substantial portion of the annual cash compensation of the executive officers should be in the form of variable incentive pay. Each executive officer has an established bonus target each fiscal year. Executives other than the CEO are eligible to receive semi-annual bonuses. The CEO’s bonus is determined by the Compensation Committee annually at the conclusion of the fiscal year. Actual bonuses for executive officers other than the CEO are paid based on the recommendation of the CEO and at the discretion of the Compensation Committee. Cash bonuses are based on an individual’s accomplishment of corporate, business unit and individual objectives. Corporate performance factors include achievement of revenue and operating income targets and attainment of customer satisfaction objectives.

     Long-Term Incentive Compensation. The Company’s executive compensation philosophy emphasizes longer-term incentives through awards of stock options and restricted stock. The Company uses long-term equity-based incentives to align the interests of the executives with the Company’s stockholders.

     Stock Options. Generally, a significant option grant is made in the year that an executive officer commences employment, and a lesser grant is made annually thereafter. The size of each grant is an amount the Compensation Committee deems appropriate, in combination with any restricted stock grants also made, to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s cash compensation level, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period and the number of unvested options and restricted stock held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee’s discretion.

     Each option grant allows the executive officer to acquire shares of the Company’s Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. Options will provide a return to executive officers only if they remain in the Company’s employ, and then only if the market price of the Company’s Common Stock appreciates over the option term.

     The options generally vest in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with the Company. Approximately 450,000 of the options were able to vest sooner if the Company met specific stock price and/or earnings targets. The acceleration targets are: Immediate vesting of 50% of the granted options if the beginning, ending and average Common Stock price as quoted on the NASDAQ National Market System is at or above $35 per share for any ninety consecutive calendar day period. The remaining 50% of granted options vests fully when the Company’s operating margin equals or exceeds 12% for two consecutive quarters. The Company’s Common Stock has achieved these targets and these 450,000 option grants are currently 100% vested.

     Restricted Stock. In November 2002, the Company’s stockholders approved an amendment to the 1995 Stock Option/Stock Issuance Plan that established a restricted stock program for employees. Each restricted stock grant allows the executive officer or other employee to acquire shares of the Company’s Common Stock at par value ($0.001 per share.) The employee purchases the shares at this price, but the shares are subject to a repurchase right by the Company. The Company’s repurchase right then expires over time, in effect “vesting” the restricted shares in the employee. For the restricted stock grants made in fiscal 2003, the shares will vest in full at the conclusion of the fourth year after grant. This vesting is subject to acceleration based on Company and individual performance against certain performance targets set by the Compensation Committee. The Compensation Committee will review the performance of the Company and individual performance against targets on the first anniversary of the grant, and annually thereafter. For the restricted stock grants made in fiscal 2004, the shares will vest in full at the conclusion of the fourth year after grant. This vesting is subject to acceleration based on Company performance against certain performance targets set by the Compensation Committee. The Compensation Committee will review the performance of the Company against targets on the first anniversary of the grant, and annually thereafter. It is the intention of the Company to offer such grants on an annual basis to its executive officers. As with stock option grants, the size of each restricted stock grant is an amount the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s cash compensation level, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period and the number of unvested options and restricted stock shares held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee’s discretion.

CEO Compensation

     The annual base salary of Mr. Rodek, the Company’s CEO for fiscal 2004, was established at $463,500 based on compensation surveys of the Company’s peers, his prior compensation and performance and the terms of his employment agreement. Mr. Rodek received a bonus in fiscal year 2004 in the amount of $452,800, as approved by the Board in August 2004. Mr. Rodek’s bonus payment was based on the Company’s (i) revenue and operating margin goals, (ii) fiscal 2004 license revenue goal and (iii) product development and organizational development goals set by the Compensation Committee. In fiscal 2004, Mr. Rodek met or exceeded the goals set for each of these performance measures. In July 2004, Mr. Rodek was made Executive Chairman of the Board, and at that time the Compensation Committee established Mr. Rodek’s annual base salary at $600,000. Mr. Rodek will no longer participate in the Company’s incentive bonus program.

Section 162(m) Tax Limitation

     As a result of Federal tax legislation enacted in 1993, a publicly held company such as the Company will not be allowed a Federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. The stockholders generally approve the Company’s equity plans, which include a provision that limits the maximum number of shares of Common Stock for which any one participant may be granted options per calendar year. Accordingly, if the options were granted by the Compensation Committee, and if the members of the Compensation Committee were “outside directors” (as defined in Treasury Regulations Section 1.162-27) at the time of grant, and if the option price was equal to the fair market value of the option shares on the grant date, then any compensation deemed paid to an executive officer when he or she exercises options under such an option plan should generally qualify as performance-based compensation that will not be subject to the $1 million limitation. The Company believes that all options granted to executive officers to date meet the requirements for deductibility, with the exception of compensation that may be attributed to Mr. Rodek in connection with certain options granted to him outside of the 1995 Stock Option/Stock Issuance Plan in October 1999. In general, the Compensation Committee considers the deductibility limits of Section 162(m) of the Internal Revenue Code in determining executive compensation.

COMPENSATION COMMITTEE

Henry Autry (Chairman)
Terry Carlitz
Yorgen Edholm
John Riccitiello

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All members of the Compensation Committee during the fiscal year ended June 30, 2004 were independent directors. Apart from Mr. Edholm, none of the members of the Compensation Committee were employees or former employees of the Company or its subsidiaries. Until January 2001, Mr. Edholm was Chief Executive Officer of Brio Software, Inc., which the Company acquired in October 2003. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Board or the Compensation Committee.

REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

     The Board has delegated to the Corporate Governance and Nominating Committee responsibility for (i) identifying, reviewing and evaluating candidates to serve as members of the Board, (ii) reviewing Board committee structure and recommending directors to serve as Board committee members and (iii) making recommendations to the Board regarding corporate governance matters. The members of the Corporate Governance and Nominating Committee are independent, as defined by the NASDAQ listing rules. The Corporate Governance and Nominating Committee operates pursuant to a written charter approved by the Board.

     During the fiscal year ended June 30, 2004, the Committee took up a number of matters in furtherance of these basic elements of its charter including:

•	reviewed candidates from the board of directors of Brio Software, Inc. for Board membership in accordance with the terms of the merger agreement between the Company and Brio Software, Inc., and the recommendation of Yorgen Edholm for election to the Board.

•	considered and recommended to the Board Godfrey Sullivan as a member of the Board in conjunction with his promotion to Chief Executive Officer.

•	considered and recommended to the Board Jeff Rodek for the position of Executive Chairman of the Board at the time of Godfrey Sullivan’s promotion to Chief Executive Officer.

•	considered and adopted certain additions and changes to the Corporate Governance Guidelines. The Guidelines are summarized above under “Directors—Corporate Governance Guidelines.”

•	considered possible changes to the make-up of the Board as two members changed their principal occupation during the year. The Committee determined that the best interests of the Company were served by recommending to the Board that both members continue as directors.

•	drafted a written charter for the Committee and subjected the charter to the Board for approval.

•	adopted a Code of Conduct for the Company.

CORPORATE GOVERNANCE AND NOMINATING
COMMITTEE

Aldo Papone (Chairman)
Henry Autry
John Riccitiello

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee assists the Board in its oversight of (i) the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, (ii) compliance with legal and regulatory requirements, (iii) the appointment, compensation and oversight of the Company’s independent accountants, and (iv) the performance of the Company’s internal audit function. The Audit Committee also is responsible for approving any non-audit services by the independent accountants. Each of the members of the Audit Committee is independent, as defined under the NASDAQ listing rules. The Committee operates under a written charter adopted by the Board. A copy of the charter is attached as Appendix A to this proxy statement.

     The Company’s management has primary responsibility for preparing the Company’s financial statements and for the Company’s financial reporting process, including the Company’s system of internal controls. The members of the Audit Committee are not full-time employees of the Company and are not, and do not represent to be, performing the functions of auditors or accountants. The Company’s independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on these financial statements based on their audit.

     In this context and in connection with the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, the Audit Committee:

•	reviewed and discussed the audited consolidated financial statements with the Company’s management including a discussion of the quality of the financial statements, not just the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	discussed with PricewaterhouseCoopers certain matters related to the conduct of the audit, as required by Statement of Auditing Standards No. 61, Communication with Audit Committees;

•	met with the internal and independent accountants, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting;

•	discussed with PricewaterhouseCoopers the accountants’ independence from management and the Company, and received the written disclosure and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended;

•	instructed the independent accountants and the internal auditor that the Committee expects to be advised if there are any subjects that require special attention; and

•	considered the compatibility of non-audit services with the auditors’ independence.

     Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2004 be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2004 for filing with the Securities and Exchange Commission, and the Board approved such inclusion. Based on the Audit Committee’s recommendation, the Board has also selected, subject to stockholder ratification, PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending June 30, 2005.

AUDIT COMMITTEE

Gary Greenfield (Chairman)
Terry Carlitz
Aldo Papone

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since July 1, 2003, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company is or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the Common Stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation agreements and other arrangements which are described in the section of this proxy statement entitled “Employment Contracts and Change In Control Arrangements.”

STOCK PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Company’s Common Stock between June 30, 1999 and June 30, 2004 with the cumulative total return of (i) The Nasdaq Stock Market Total Return Index (U.S. Companies) (the “Nasdaq Stock Market-U.S. Index”) and (ii) the Goldman Sachs Software Index, over the same period. This graph assumes the investment of $100.00 on June 30, 1999 in the Company’s Common Stock, The Nasdaq Stock Market-U.S. Index, and the Goldman Sachs Software Index and assumes the reinvestment of dividends, if any. The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s Common Stock. Information used in the graph was obtained from Research Data Group, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG HYPERION SOLUTIONS CORPORATION,
THE NASDAQ STOCK MARKET(U.S.) INDEX
AND THE GOLDMAN SACHS TECHNOLOGY(SOFTWARE) INDEX

* $100 invested on 6/30/99 in stock or index-indicating reinvestment of dividends. Fiscal year ending June 30.

EQUITY COMPENSATION PLAN INFORMATION

     The table below discloses the following information with respect to the Company’s equity compensation plans that have been approved by stockholders and plans that have not been approved by stockholders:

•	Number of securities issuable upon exercise of outstanding options, warrants and other rights under a plan as of June 30, 2004;

•	Weighted-average exercise price of such options, warrants and other rights; and

•	Number of securities available for issuance under each category as of June 30, 2004.

	Number of
	securities to be		Number of securities
	issued upon exercise	Weighted-average	remaining available
	of outstanding	exercise price of	for future issuance
	options, warrants	outstanding options,	under equity
Plan category	and rights	warrants and rights	compensation plans
Equity compensation plans approved by security holders (1)	5,761,520	$27.83	2,782,928 (4)
Equity compensation plans not approved by security holders (2)	1,277,354 (3)	$22.56	32,707
Total	7,038,874 (3)	$26.87	2,815,635 (4)

(1)	Equity compensation plans approved by security holders are the (i) 1995 Stock Option/Stock Issuance Plan, (ii) Arbor Software 1992 Stock Option Plan, (iii) Hyperion Software Corporation 1991 Stock Plan and (iv) 1995 Employee Stock Purchase Plan.

(2)	Equity compensation plans not approved by security holders are the (i) 1999 Stock Option Plan and (ii) an individual compensation arrangement between the Company and Jeffrey Rodek.

(3)	Excludes 264,981 shares of the Company’s Common Stock issuable upon exercise of outstanding options granted under plans assumed by the Company in connection with its acquisition of Brio Software, Inc. in October 2003. The weighted average exercise price of these options is $20.26. No additional options may be granted under those assumed plans.

(4)	Includes 1,728,801 shares of the Company’s Common Stock available for issuance under the Company’s Employee Stock Purchase Plan.

     In September 1999, the Company implemented the Hyperion Solutions Corporation 1999 Stock Option Plan (the “1999 Plan”), which has not been approved by the Company’s stockholders, and approved the issuance of up to 1,950,000 shares of Common Stock under the 1999 Plan. The terms under which options can be and have been issued under the 1999 Plan are the same as the terms of options that can be and have been issued under the “Discretionary Option Grant” section of the 1995 Stock Option/Stock Issuance Plan approved by the stockholders, except that executive officers of the Company may not receive grants under the 1999 Plan. Since 1999, the Company has not approved any additional shares for issuance under the 1999 Plan. The 1999 Plan will expire in 2009.

     In October 1999, the Company entered into an employment agreement with Jeffrey Rodek, its Chief Executive Officer, pursuant to which the Company issued options to purchase 600,000 shares of the Company’s Common Stock with an exercise price of $19.06 and with the Company’s standard vesting provisions. These options were not granted under a plan approved by the Company’s stockholders.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following table sets forth information concerning the compensation for services in all capacities to the Company, for the fiscal years ended June 30, 2004, 2003 and 2002, of (i) the Company’s Chief Executive Officer during fiscal year 2004; and (ii) each of the Company’s four most highly compensated executive officers other than the Chief Executive Officer (collectively, the “Named Executive Officers”).

Summary Compensation Table

		Annual			Long-Term
		Compensation			Compensation
					Restricted		Securities
Name and	Fiscal				Stock		Underlying	All Other
Principal Position	Year	Salary	Bonus(1)		Awards(2)(3)		Options	Compensation
Jeffrey R. Rodek	2004	$458,381	$452,800		$837,000	(4)	100,000	$507,110	(5)
Chairman and	2003	440,208	288,563		1,262,450	(6)	200,000	593,109	(7)
Chief Executive Officer	2002	400,000	140,000		—		—	55,000	(8)

Godfrey R. Sullivan	2004	368,175	305,300		2,564,500	(9)	100,000	28,604	(10)
President &	2003	352,750	213,464		1,009,960	(11)	30,000	12,379	(12)
Chief Operating Officer	2002	236,111	133,905		—		450,000	—

David W. Odell	2004	303,077	231,597		418,500	(13)	40,000	15,567	(14)
Chief Financial Officer	2003	289,438	184,200		252,490	(15)	15,000	27,001	(16)
	2002	245,000	140,823		—		55,000	—

Burton Goldfield	2004	150,000	368,750	(17)	150,700	(18)	175,000	23,785	(19)
Sr. VP, Worldwide	2003	—	—		—		—	—
Field Operations	2002	—	—		—		—	—

Nazhin Zarghamee	2004	259,704	190,838		209,250	(20)	20,000	32,341	(21)
Chief Marketing Officer	2003	243,813	155,298		126,245	(22)	10,000	24,758	(23)
	2002	88,125	65,900	(24)	—		150,000	—

(1)	Bonuses are reported in the year earned, even if actually paid in a subsequent year.

(2)	The total number of restricted stock shares held by the named executive officers as of June 30, 2004, and the total value of these shares (based on the $43.72 per share closing price of the Company’s Common Stock on the NASDAQ National Market System on June 30, 2004) were as follows: Mr. Rodek- 165,281 shares ($7,226,085); Mr. Sullivan- 81,224 shares ($3,551,113); Mr. Odell- 18,678 shares ($816,602); Mr. Goldfield- 5,000 shares ($218,600); and Ms. Zarghamee – 8,251 shares ($360,734). Shares of restricted stock are eligible to receive dividends, if and when declared on the Common Stock by the Board. These awards generally vest over a period of four years and are fully vested on the fourth anniversary of the date of grant, but certain awards may vest earlier based on achievement of certain predefined performance related goals set by the Compensation Committee of the Board.

(3)	The total value of restricted stock awards attributed to Mr. Sullivan in fiscal 2004 also includes a long term incentive bonus awarded to Mr. Sullivan on February 25, 2004, which will be payable in cash on February 25, 2008 in an amount equal to the value of 25,000 shares of Common Stock on that date, unless Mr. Sullivan’s employment with the Company is terminated prior to the scheduled payment date. As of June 30, 2004, the total value of this award (based on the $43.72 per share closing price of the Company’s Common Stock on the NASDAQ National Market System on June 30, 2004) was $1,093,000.

(4)	Represents the fair market value of 20,000 shares of restricted Common Stock Mr. Rodek received on April 1, 2004.

(5)	Represents value of grossed up income of approximately $88,461 on Sunnyvale, California apartment lease and commutation for Mr. Rodek, $9,176 in tax consultation services, forgiveness of loan amount and accrued interest totaling $409,473.

(6)	Represents the fair market value of 50,000 shares of restricted Common Stock Mr. Rodek received on February 27, 2003.

(7)	Represents value of grossed up income of approximately $105,337 on Sunnyvale, California apartment lease and commutation for Mr. Rodek, $1,250 in tax consultation services and forgiveness of loan amount and accrued interest totaling $486,522.

(8)	Represents value of grossed up income of approximately $49,000 on Sunnyvale, California apartment lease for Mr. Rodek and $6,000 in tax consultation services.

(9)	Represents the fair market value of 25,000 and 20,000 shares of restricted Common Stock Mr. Sullivan received on February 25 and April 1, 2004, respectively, and the fair market value of a long-term incentive bonus awarded to Mr. Sullivan on February 25, 2004, which will be payable in cash on February 25, 2008 in an amount equal to the value of 25,000 shares of Common Stock on that date unless Mr. Sullivan’s employment with the Company is terminated prior to the scheduled payment date.

(10)	Represents value of grossed up income of approximately $28,604 for Sales Incentive Trip for Mr. Sullivan.

(11)	Represents the fair market value of 40,000 shares of restricted Common Stock Mr. Sullivan received on February 27, 2003.

(12)	Represent value of grossed up income of approximately $12,379 for Sales Incentive Trip for Mr. Sullivan.

(13)	Represent the fair market value of 10,000 shares of restricted Common Stock Mr. Odell received on April 1, 2004.

(14)	Represents value of grossed up income of approximately $14,056 for Sales Incentive Trip for Mr. Odell and $1,511 in tax consultation services.

(15)	Represents the fair market value of 10,000 shares of restricted Common Stock Mr. Odell received on February 27, 2003.

(16)	Represents value of grossed up income of approximately $18,851 for Sales Incentive Trip for Mr. Odell and $8,150 in tax consultation services.

(17)	Includes $200,000 sign-on bonus for Mr. Goldfield.

(18)	Represents the fair market value of 5,000 shares of restricted Common Stock Mr. Goldfield received on January 1, 2004. One third of these shares will vest on January 8 of each year, beginning in 2005 and vesting fully on January 8, 2007.

(19)	Represents value of grossed up income of approximately $11,026 for Sales Incentive Trip for Mr. Goldfield and approximately $12,759 in legal services.

(20)	Represents the fair market value of 5,000 shares of restricted Common Stock Ms. Zarghamee received on April 1, 2004.

(21)	Represents value of grossed up income of approximately $32,341 for Sales Incentive Trip for Ms. Zarghamee.

(22)	Represents the fair market value of 5,000 shares of restricted Common Stock Ms. Zarghamee received on February 27, 2003.

(23)	Represents value of grossed up income of approximately $24,758 for Sales Incentive Trip for Ms. Zarghamee.

(24)	Includes $15,000 sign-on bonus.

     The following table contains information concerning the stock option grants made to each of the Named Executive Officers during fiscal year 2004. No stock appreciation rights were granted to these individuals during such fiscal year.

Option Grants in the Last Fiscal Year

					Potential Realizable
					Value at Assumed
	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year			Annual Rates of Stock
					Price Appreciation For
			Exercise Price per Share		Option Term(2)
				Expiration Date
Name					5%	10%
Jeffrey Rodek	100,000	5.08%	$32.60	11/17/09	$1,108,128	$2,513,781
Godfrey Sullivan	100,000	5.08	32.60	11/17/09	1,108,128	2,513,781
David Odell	40,000	2.03	32.64	1/7/10	443,795	1,006,746
Burton Goldfield	175,000	8.90	30.14	12/31/09	1,792,890	4,067,159
Nazhin Zarghamee	20,000	1.02	32.64	1/7/10	221,898	503,373

(1)	Each option becomes exercisable as to 25% of the option shares on the first anniversary of the option grant date and as to the balance of the shares ratably upon optionee’s completion of the next 36 months of service thereafter.

(2)	There can be no assurance provided to the executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grant made to the executive officer.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options
	Shares Acquired On	Value	Fiscal Year-End (#)		at Fiscal Year-End(1)
Name	Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey Rodek	445,000	$7,223,108	494,755	212,500	$11,358,953	$3,353,000
Godfrey Sullivan	80,000	1,891,650	205,416	264,584	6,156,709	5,904,791
David Odell	31,500	480,195	110,552	82,948	1,712,017	1,255,088
Burton Goldfield	—	—	—	175,000	—	2,376,500
Nazhin Zarghamee	25,420	444,685	64,455	80,625	1,374,286	1,507,281

(1)	Based on the closing price of the Common Stock of the Company as reported on the NASDAQ National Market System at June 30, 2004, the last day of trading of the Company’s Common Stock during fiscal year 2004, of $43.72 per share, less the exercise price payable for such shares.

     The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

Jeffrey R. Rodek
Executive Chairman

Sunnyvale, California
October 1, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

APPENDIX A

AUDIT COMMITTEE CHARTER
Adopted by the Board of Directors of
Hyperion Solutions Corporation

Purpose

The purpose of the Audit Committee (the “Committee”) of the board of directors (the “Board”) of Hyperion Solutions Corporation (the “Company”) is to oversee the accounting and financial reporting processes of the Company, the audits of its financial statements and the effectiveness of the Company’s internal control over financial reporting, and the internal audit function.

Composition

The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall be independent, and at least one of whom shall be a financial expert. Applicable laws and regulations, including NASDAQ rules, shall be followed in evaluating a member’s independence and financial expertise.

Unless a chair is designated by the Board, the Committee members may appoint their own chair by majority vote.

Communications and Reporting

The independent auditor and the internal auditor shall report directly to the Committee. The Committee is expected to maintain free and open communication with the independent auditor, the internal auditor, and the Company’s management. This communication shall include separate sessions, from time to time, with each of these parties. The Committee chairperson shall report on Committee activities to the full Board.

Authority

In discharging its oversight role, the Committee is authorized to perform its responsibilities, retain outside counsel or other advisors as the Committee determines necessary to carry out its responsibilities, and cause the officers of the Company to provide such funding as the Committee shall determine to be appropriate for the compensation of the Company’s independent auditor, the internal auditor and any outside counsel and outside advisors engaged by the Committee, and payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Responsibilities

While the Committee is not responsible for planning or conducting audits, determining whether the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles or establishing and maintaining internal controls and procedures for accounting and financial reporting, the Committee is charged by the Board with the responsibility to:

1.     Appoint and provide for the compensation of the independent auditor, oversee the work of the independent auditor (including resolution of any disagreements between management and the independent auditor regarding financial reporting), evaluate the performance of the independent auditor and, if so determined by the Committee, replace the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders.

2.     Ensure the receipt of, and evaluate, the written disclosures and the letter that the independent auditor submits to the Committee regarding the auditor’s independence in accordance with applicable standards, discuss such reports with the auditor, oversee the independence of the auditor and, if so determined by the Committee in response to such reports, take appropriate action to address issues raised by such evaluation.

3.     Discuss with the independent auditor the matters required to be discussed under applicable standards, including the independent auditor’s responsibility under generally accepted auditing standards, significant accounting policies, management judgments and accounting estimates, audit adjustments, the independent auditor’s judgments about the quality of the Company’s accounting principles, other information in documents containing audited financial statements, disagreements with management, consultation with other accountants, major issues discussed with management prior to retention, and difficulties encountered in performing the audit, including restrictions on the scope of activities and access to required information.

4.     Instruct management, the independent auditor and the internal auditor that the Committee expects to be informed if there are any subjects that require special attention or if they perceive any significant weaknesses in the Company’s information and reporting systems.

5.     Instruct the independent auditor to report to the Committee on all critical accounting policies and practices of the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the auditors, and other material written communication between the auditors and management, and discuss these matters with the independent auditor and management.

6.     Meet with management and the independent auditor together, and meet with the independent auditor separately, to discuss the annual financial statements and the report of the independent auditor thereon, and to discuss significant issues encountered in the course of the audit work, including: restrictions on the scope of activities; access to required information; the adequacy of internal financial controls, including any special steps adopted in light of significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting identified during the course of the annual audit, and the adequacy of disclosures about changes in internal control over financial reporting; the basis for and reasonableness of key assumptions, estimates and management judgments used to determine the value of transactions included in the Company’s financial statements; the adequacy of the disclosure of off-balance sheet transactions, arrangements, obligations and relationships in reports filed with the SEC; and the appropriateness of the presentation of any non-GAAP financial measures (as defined in applicable regulations) included in any report filed with the SEC or in any public disclosure or release.

7.     Review and discuss with management and the independent auditor management’s report on internal control over financial reporting, and the independent auditor’s audit of the effectiveness of the Company’s internal control over financial reporting and its attestation report, prior to the filing of the Form 10-K.

8.     Review the management letter delivered by the independent auditor in connection with the audit. Following such review and discussions, if so determined by the Committee, recommend to the Board that the annual financial statements be included in the Company’s annual report.

9.     Meet quarterly with management and the independent auditor to discuss the quarterly financial statements prior to the filing of the Form 10-Q.

10.     Meet from time to time in separate sessions with management, the internal auditor and the independent auditor to discuss matters that any of them or the Committee believes could significantly affect the financial statements and should be discussed privately.

11.     Have such direct and independent interaction with members of management, including the Company’s chief financial officer and principal accounting officer, as the Committee believes appropriate.

12.     Review significant changes to the Company’s accounting principles and practices proposed by the independent auditor, the internal auditor or management. Discuss with the independent auditors any significant proposed changes in auditing standards.

13.     Review the scope and results of internal audits.

14.     Appoint and provide for the compensation of the internal auditor, oversee the work of the internal auditor, evaluate the performance of the internal auditor and, if so determined by the Committee, recommend replacement of the internal auditor.

15.     Obtain and review periodic reports on the internal auditor’s significant recommendations to management and management’s responses.

16.     Conduct or authorize such inquiries into matters within the Committee’s scope of responsibility as the Committee deems appropriate.

17.     Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee’s work.

18.     At least annually, review and reassess this charter and, if appropriate, recommend proposed changes to the Board.

19.     Prepare the report required by applicable regulations to be included in the Company’s annual proxy statement.

20.     Establish a procedure for receipt, retention and treatment of any complaints received by the Company about its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

21.     Approve all professional services to be provided to the Company by its independent auditor in accordance with applicable laws and auditing standards. The Committee shall not approve any non-audit services by its independent auditor that are proscribed by applicable laws. The Committee may adopt policies and procedures to permit delegation to a designated member or members of the Committee of the authority to approve such services so long as any such approvals are disclosed to the full Committee at its next scheduled meeting.

22.     Review and approve all related party transactions.

APPENDIX B

2004 EQUITY INCENTIVE PLAN
OF
HYPERION SOLUTIONS CORPORATION

1.	Purpose of this Plan

The purpose of this 2004 Equity Incentive Plan is to enhance the long-term stockholder value of Hyperion Solutions Corporation, by offering opportunities to eligible individuals to participate in the growth in value of the equity of Hyperion Solutions Corporation.

2.	Definitions and Rules of Interpretation

2.1	Definitions.

This Plan uses the following defined terms:

(a)	“Administrator” means the Board or the Committee, or any officer or employee of the Company to whom the Board or the Committee delegates authority to administer this Plan.

(b)	“Affiliate” means a “parent” or “subsidiary” (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an “Affiliate” for purposes of this Plan.

(c)	“Applicable Law” means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan and the issuance or transfer of Awards or Award Shares.

(d)	“Award” means a Stock Award (e.g. restricted stock unit award), Cash Award, or Option granted in accordance with the terms of this Plan.

(e)	“Award Agreement” means the document evidencing the grant of an Award.

(f)	“Award Shares” means Shares covered by an outstanding Award or purchased under an Award.

(g)	“Awardee” means: (i) a person to whom an Award has been granted, including a holder of a Substitute Award and (ii) a person to whom an Award has been transferred in accordance with all applicable requirements of Sections 6.5, 7(h), and 17.

(h)	“Board” means the Board of Directors of the Company.

(i)	“Brio Plan Shares” means the Shares, which were originally reserved for issuance under the Brio Software, Inc. 1998 Stock Option Plan and 1998 Directors’ Stock Option Plan but that were not issued or subject to options as of the consummation of the transactions contemplated by that certain Agreement and Plan of Merger and Reorganization dated July 23, 2002, among parties including the Company and Brio Software, Inc., on a post-converted basis under such agreement, and became available for issuance pursuant to the Former Plan.

(j)	“Cash Award” means the right to receive cash as described in Section 8.3.

(k)	“Change in Control” means any transaction or event that the Board specifies as a Change in Control under Section 10.4.

(l)	“Code” means the Internal Revenue Code of 1986.

(m)	“Committee” means a committee composed of Company Directors appointed in accordance with the Company’s charter documents and Section 4.

(n)	“Company” means Hyperion Solutions Corporation, a Delaware corporation.

(o)	“Company Director” means a member of the Board.

(p)	“Consultant” means an individual who, or an employee of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.

(q)	“Director” means a member of the Board or a member of the board of directors of an Affiliate.

(r)	“Divestiture” means any transaction or event that the Board specifies as a Divestiture under Section 10.5.

(s)	“Domestic Relations Order” means a “domestic relations order” as defined in, and otherwise meeting the requirements of, Section 414(p) of the Code, except that reference to a “plan” in that definition shall be to this Plan.

(t)	“Effective Date” means the later of the date on which this Plan is approved by the Company’s stockholders and the date on which this Plan is approved by the Board.

(u)	“Employee” means a regular employee of the Company or an Affiliate, including an officer or an individual who is also a Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company’s or an Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. An Awardee shall not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Awardee’s Options under Section 10. Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.”

(v)	“Exchange Act” means the Securities Exchange Act of 1934.

(w)	“Executive” means, if the Company has any class of any equity security registered under Section 12 of the Exchange Act, an individual who is subject to Section 16 of the Exchange Act or who is a “covered employee” under Section 162(m) of the Code, in either case because of the individual’s relationship with the Company or an Affiliate. If the Company does not have any class of any equity security registered under Section 12 of the Exchange Act, “Executive” means any (i) Director, (ii) officer elected or appointed by the Board, or (iii) beneficial owner of more than 10% of any class of the Company’s equity securities.

(x)	“Expiration Date” means, with respect to an Award, the date stated in the Award Agreement as the expiration date of the Award or, if no such date is stated in the Award Agreement, then the last day of the maximum exercise period for the Award, disregarding the effect of an Awardee’s Termination or any other event that would shorten that period.

(y)	“Fair Market Value” means the value of Shares as determined under Section 18.2.

(z)	“Former Plan” means the Company’s 1995 Stock Option/Stock Issuance Plan.

(aa)	“Fundamental Transaction” means any transaction or event described in Section 10.3.

(bb)	“Grant Date” means the date the Administrator approves the grant of an Award. However, if the Administrator specifies that an Award’s Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Award is that future date or the date that the condition is satisfied.

(cc)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Award Agreement for that Option.

(dd)	“Nonstatutory Option” means any Option other than an Incentive Stock Option.

(ee)	“Non-Employee Director” means any person who is a member of the Board but is not an Employee of the Company or any Affiliate of the Company and has not been an Employee of the Company or any Affiliate of the Company at any time during the preceding twelve months. Service as a Director does not in itself constitute employment for purposes of this definition.

(ff)	“Objectively Determinable Performance Condition” shall mean a performance condition (i) that is established (A) at the time an Award is granted or (B) no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates, or (2) before the elapse of 25% of the period of service to which it relates, (ii) that is uncertain of achievement at the time it is established, and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. Examples of measures that may be used in Objectively Determinable Performance Conditions include net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, and other financial objectives, objective customer satisfaction indicators and efficiency measures, each with respect to the Company and/or an Affiliate or individual business unit.

(gg)	“Officer” means an officer of the Company as defined in Rule 16a-1 adopted under the Exchange Act.

(hh)	“Option” means a right to purchase Shares of the Company granted under this Plan.

(ii)	“Option Price” means the price payable under an Option for Shares, not including any amount payable in respect of withholding or other taxes.

(jj)	“Option Shares” means Shares covered by an outstanding Option or purchased under an Option.

(kk)	“Plan” means this 2004 Equity Incentive Plan of Hyperion Solutions Corporation.

(ll)	“Purchase Price” means the price payable under a Stock Award for Shares, not including any amount payable in respect of withholding or other taxes.

(mm)	“Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) of the Exchange Act.

(nn)	“Securities Act” means the Securities Act of 1933.

(oo)	“Share” means a share of the common stock of the Company or other securities substituted for the common stock under Section 10.

(pp)	“Stock Award” means an offer by the Company to sell shares subject to certain restrictions pursuant to the Award Agreement as described in Section 8.2 or, as determined by the Committee, a notional account representing the right to be paid an amount based on Shares.

(qq)	“Substitute Award” means a Substitute Option or Substitute Stock Award granted in accordance with the terms of this Plan.

(rr)	“Substitute Option” means an Option granted in substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.

(ss)	“Substitute Stock Award” means a Stock Award granted in substitution for, or upon the conversion of, a stock award granted by another entity to purchase equity securities in the granting entity.

(tt)	“Termination” means that the Awardee has ceased to be, with or without any cause or reason, an Employee, Director or Consultant. However, unless so determined by the Administrator, or otherwise provided in this Plan, “Termination” shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an Affiliate to cease being an Affiliate shall be treated as the “Termination” of that Affiliate’s Employees, Directors, and Consultants.

2.2	Rules of Interpretation.

Any reference to a “Section,” without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date and including any successor provisions.

3.	Shares Subject to this Plan; Term of this Plan

3.1	Number of Award Shares.

The Shares issuable under this Plan shall only be those Shares available for grant under the Former Plan (including (a) Shares which were subject to previous awards under the Former Plan but which become available for subsequent grant under the terms of the Former Plan and (b) Brio Plan Shares) plus an additional 1,500,000 Shares. The number of Shares initially reserved for issuance over the term of this Plan shall be increased by those Shares that are restored pursuant to the decision of the Board or Committee pursuant to Section 6.4(a) to deliver only such Shares as are necessary to award the net Share appreciation. Except as required by applicable law, Shares shall not reduce the number of Shares reserved for issuance under this Plan until the earlier of the date such Shares are vested pursuant to the terms of the applicable Award or the actual date of delivery of the Shares to the Awardee. Also, if an Award later terminates or expires without having been exercised in full, the maximum number of shares that may be issued under this Plan shall be increased by the number of Shares that were covered by, but not purchased under, that Award.

3.2	Source of Shares.

Award Shares may be: (a) Shares that have never been issued, (b) Shares that have been issued but are no longer outstanding, or (c) Shares that are outstanding and are acquired to discharge the Company’s obligation to deliver Award Shares.

3.3	Term of this Plan

(a)	This Plan shall be effective on, and Awards may be granted under this Plan on and after the Effective Date.

(b)	Subject to the provisions of Section 14, Awards may be granted under this Plan for a period of ten years from the earlier of the date on which the Board approves this Plan and the date the Company’s stockholders approve this Plan. Accordingly, Awards may not be granted under this Plan after the ten-year anniversary of the earlier of those dates.

4.	Administration

4.1	General

(a)	The Board shall have ultimate responsibility for administering this Plan. The Board may delegate certain of its responsibilities to a Committee, which shall consist of at least two members of the Board. The Board or the Committee may further delegate its responsibilities to any Employee of the Company or any Affiliate. Where this Plan specifies that an action is to be taken or a determination made by the Board, only the Board may take that action or make that determination. Where this Plan specifies that an action is to be taken or a determination made by the Committee, only the Committee may take that action or make that determination. Where this Plan references the “Administrator,” the action may be taken or determination made by the Board, the Committee, or other Administrator. However, only the Board or the Committee may approve grants of Awards to Executives, and an Administrator other than the Board or the Committee may grant Awards only within the guidelines established by the Board or Committee. Moreover, all actions and determinations by any Administrator are subject to the provisions of this Plan.

(b)	So long as the Company has registered and outstanding a class of equity securities under Section 12 of the Exchange Act, the Committee shall consist of Company Directors who are “Non-Employee Directors” as defined in Rule 16b-3 and, after the expiration of any transition period permitted by Treasury Regulations Section 1.162-27(h)(3), who are “outside directors” as defined in Section 162(m) of the Code.

4.2	Authority of the Board or the Committee.

Subject to the other provisions of this Plan, the Board or the Committee shall have the authority to:

(a)	grant Awards, including Substitute Awards;

(b)	determine the Fair Market Value of Shares;

(c)	determine the Option Price and the Purchase Price of Awards;

(d)	select the Awardees;

(e)	determine the times Awards are granted;

(f)	determine the number of Shares subject to each Award;

(g)	determine the methods of payment that may be used to purchase Award Shares;

(h)	determine the methods of payment that may be used to satisfy withholding tax obligations;

(i)	determine the other terms of each Award, including but not limited to the time or times at which Awards may be exercised, whether and under what conditions an Award is assignable, and whether an Option is a Nonstatutory Option or an Incentive Stock Option;

(j)	modify or amend any Award;

(k)	authorize any person to sign any Award Agreement or other document related to this Plan on behalf of the Company;

(l)	determine the form of any Award Agreement or other document related to this Plan, and whether that document, including signatures, may be in electronic form;

(m)	interpret this Plan and any Award Agreement or document related to this Plan;

(n)	correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any Award Agreement or any other document related to this Plan;

(o)	adopt, amend, and revoke rules and regulations under this Plan, including rules and regulations relating to sub-plans and Plan addenda;

(p)	adopt, amend, and revoke special rules and procedures which may be inconsistent with the terms of this Plan, set forth (if the Administrator so chooses) in sub-plans regarding (for example) the operation and administration of this Plan and the terms of Awards, if and to the extent necessary or useful to accommodate non-U.S. Applicable Laws and practices as they apply to Awards and Award Shares held by, or granted or issued to, persons working or resident outside of the United States or employed by Affiliates incorporated outside the United States;

(q)	determine whether a transaction or event should be treated as a Change in Control, a Divestiture or neither;

(r)	determine the effect of a Fundamental Transaction and, if the Board determines that a transaction or event should be treated as a Change in Control or a Divestiture, then the effect of that Change in Control or Divestiture; and

(s)	make all other determinations the Administrator deems necessary or advisable for the administration of this Plan.

4.3	Scope of Discretion.

Subject to the provisions of this Section 4.3, on all matters for which this Plan confers the authority, right or power on the Board, the Committee, or other Administrator to make decisions, that body may make those decisions in its sole and absolute discretion. Those decisions will be final, binding and conclusive. In making its decisions, the Board, Committee or other Administrator need not treat all persons eligible to receive Awards, all Awardees, all Awards or all Award Shares the same way. Notwithstanding anything herein to the contrary, and except as provided in Section 14.3, the discretion of the Board, Committee or other Administrator is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Awardees by Award Agreements and other agreements.

5.	Persons Eligible to Receive Awards

5.1	Eligible Individuals.

Awards (including Substitute Awards) may be granted to, and only to, Employees, Directors and Consultants, including to prospective Employees, Directors and Consultants conditioned on the beginning of their service for the Company or an Affiliate. However, Incentive Stock Options may only be granted to Employees, as provided in Section 7(g).

5.2	Section 162(m) Limitation.

(a)	Options. Subject to the provisions of this Section 5.2, for so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code: (i) no Employee may be granted one or more Options within any fiscal year of the Company under this Plan to purchase more than 700,000 Shares under Options, subject to adjustment pursuant to Section 10 and (ii) Options may be granted to an Executive only by the Committee (and, notwithstanding anything to the contrary in Section 4.1(a), not by the Board). If an Option is cancelled without being exercised or if the Option Price of an Option is reduced, that cancelled or repriced Option shall continue to be counted against the limit on Awards that may be granted to any individual under this Section 5.2. Notwithstanding anything herein to the contrary, a new Employee of the Company or an Affiliate shall be eligible to receive up to a maximum of 1,200,000 Shares under Options in the calendar year in which they commence employment, subject to adjustment pursuant to Section 10.

(b)	Cash Awards and Stock Awards. Any Cash Award or Stock Award intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must vest or become exercisable contingent on the achievement of one or more Objectively Determinable Performance Conditions. The Committee shall have the discretion to determine the time and manner of compliance with Section 162(m) of the Code.

6.	Terms and Conditions of Options

The following rules apply to Options granted pursuant to this Section 6.

6.1	Price.

No Option may have an Option Price less than the Fair Market Value of the Shares on the Grant Date.

6.2	Term.

No Option shall be exercisable after its Expiration Date. No Option may have an Expiration Date that is more than six years after its Grant Date. Additional provisions regarding the term of Incentive Stock Options are provided in Sections 7(a) and 7(e).

6.3	Vesting.

Options shall be vested and exercisable in accordance with a schedule related to the Grant Date, the date the Optionee’s directorship, employment or consultancy begins, or a different date specified in the Option Agreement provided, however, Options shall not vest or be exercisable within a six month period starting on the Grant Date.

6.4	Form and Method of Payment.

(a)	The Board or Committee shall determine the acceptable form and method of payment for exercising an Option. So long as variable accounting pursuant to “APB 25” does not apply and the Board or Committee otherwise determines there is no material adverse accounting consequence at the time of exercise, the Board or Committee may require the delivery in Shares for the value of the net appreciation of the Shares at the time of exercise over the exercise price. The difference between full number of Shares covered by the exercised portion of the Award and the number of Shares actually delivered shall be restored to the amount of Shares reserved for issuance under Section 3.1.

(b)	Acceptable forms of payment for all Option Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.

(c)	In addition, the Administrator may permit payment to be made by any of the following methods:

i.	other Shares, or the designation of other Shares, which (A) are “mature” shares for purposes of avoiding variable accounting treatment under generally accepted accounting principles (generally mature shares are those that have been owned by the Optionee for more than six months on the date of surrender), and (B) have a Fair Market Value on the date of surrender equal to the Option Price of the Shares as to which the Option is being exercised;

ii.	provided that a public market exists for the Shares, consideration received by the Company under a procedure under which a licensed broker-dealer advances funds on behalf of an Optionee or sells Option Shares on behalf of an Optionee (a “Cashless Exercise Procedure”), provided that if the Company extends or arranges for the extension of credit to an Optionee under any Cashless Exercise Procedure, no Officer or Director may participate in that Cashless Exercise Procedure;

iii.	cancellation of any debt owed by the Company or any Affiliate to the Optionee by the Company including without limitation waiver of compensation due or accrued for services previously rendered to the Company; and

iv.	any combination of the methods of payment permitted by any paragraph of this Section 6.4.

v.	The Administrator may also permit any other form or method of payment for Option Shares permitted by Applicable Law.

6.5	Nonassignability of Options.

Except as determined by the Administrator, no Option shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. However, Options may be transferred and exercised in accordance with a Domestic Relations Order and may be exercised by a guardian or conservator appointed to act for the Optionee. Incentive Stock Options may only be assigned in compliance with Section 7(h).

6.6	Substitute Options.

The Board may cause the Company to grant Substitute Options in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or of all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Substitute Options may be Nonstatutory Options or Incentive Stock Options. Unless and to the extent specified otherwise by the Board, Substitute Options shall have the same terms and conditions as the options they replace, except that (subject to the provisions of Section 10) Substitute Options shall be Options to purchase Shares rather than equity securities of the granting entity and shall have an Option Price determined by the Board.

6.7	Repricings.

Options may not be repriced, replaced or regranted through cancellation or modification without stockholder approval.

7.	Incentive Stock Options

               The following rules apply only to Incentive Stock Options and only to the extent these rules are more restrictive than the rules that would otherwise apply under this Plan. With the consent of the Optionee, or where this Plan provides that an action may be taken notwithstanding any other provision of this Plan, the Administrator may deviate from the requirements of this Section, notwithstanding that any Incentive Stock Option modified by the Administrator will thereafter be treated as a Nonstatutory Option.

(a)	The Expiration Date of an Incentive Stock Option shall not be later than six years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of six years from its Grant Date.

(b)	No Incentive Stock Option may be granted more than ten years from the date this Plan was approved by the Board.

(c)	Options intended to be incentive stock options under Section 422 of the Code that are granted to any single Optionee under all incentive stock option plans of the Company and its Affiliates, including incentive stock options granted under this Plan, may not vest at a rate of more than $100,000 in Fair Market Value of stock (measured on the grant dates of the options) during any calendar year. For this purpose, an option vests with respect to a given share of stock the first time its holder may purchase that share, notwithstanding any right of the Company to repurchase that share. Unless the administrator of that option plan specifies otherwise in the related agreement governing the option, this vesting limitation shall be applied by, to the extent necessary to satisfy this $100,000 rule, treating certain stock options that were intended to be incentive stock options under Section 422 of the Code as Nonstatutory Options. The stock options or portions of stock options to be reclassified as Nonstatutory Options are those with the highest option prices, whether granted under this Plan or any other equity compensation plan of the Company or any Affiliate that permits that treatment. This Section 7(c) shall not cause an Incentive Stock Option to vest before its original vesting date or cause an Incentive Stock Option that has already vested to cease to be vested.

(d)	In order for an Incentive Stock Option to be exercised for any form of payment other than those described in Section 6.4(b), that right must be stated at the time of grant in the Option Agreement relating to that Incentive Stock Option.

(e)	Any Incentive Stock Option granted to a Ten Percent Stockholder, must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date. A “Ten Percent Stockholder” is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate on the Grant Date.

(f)	The Option Price of an Incentive Stock Option shall never be less than the Fair Market Value of the Shares at the Grant Date. The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Stockholder shall never be less than 110% of the Fair Market Value of the Shares at the Grant Date.

(g)	Incentive Stock Options may be granted only to Employees. If an Optionee changes status from an Employee to a Consultant, that Optionee’s Incentive Stock Options become Nonstatutory Options if not exercised within the time period described in Section 7(i) (determined by treating that change in status as a Termination solely for purposes of this Section 7(g)).

(h)	No rights under an Incentive Stock Option may be transferred by the Optionee, other than by will or the laws of descent and distribution. During the life of the Optionee, an Incentive Stock Option may be exercised only by the Optionee. The Company’s compliance with a Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Optionee, shall not violate this Section 7(h).

(i)	An Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, the three-month period beginning with the Optionee’s Termination for any reason other than the Optionee’s death or disability (as defined in Section 22(e) of the Code). In the case of Termination due to disability, an Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, one year after the Optionee’s Termination. In the case of Termination due to death, an Incentive Stock Option shall continue to be treated as an Incentive Stock Option while it remains exercisable.

(j)	An Incentive Stock Option may only be modified by the Board.

8.	Stock Awards and Cash Awards

8.1	Reserved.

8.2	Stock Awards.

The following rules apply to all Stock Awards:

(a)	General. Total Stock Awards shall not exceed 785,000 Shares plus such restricted stock awards which do not vest and are repurchased by the Company pursuant to the Former Plan. The specific terms and conditions of a Stock Award applicable to the Awardee shall be provided for in the Award Agreement. The Award Agreement shall state the number of Shares that the Awardee shall be entitled to receive or purchase, the terms and conditions on which the Shares shall vest, the price to be paid, whether Shares are to be delivered at the time of grant or at some deferred date specified in the Award Agreement (e.g. a restricted stock unit award agreement), whether the Award is payable solely in Shares, cash or either and, if applicable, the time within which the Awardee must accept such offer. The offer shall be accepted by execution of the Award Agreement. The Administrator may require that all Shares subject to a right of repurchase or risk of forfeiture be held in escrow until such repurchase right or risk of forfeiture lapses. The grant or vesting of a Stock Award may be made contingent on the achievement of Objectively Determinable Performance Conditions.

(b)	Right of Repurchase. If so provided in the Award Agreement, Award Shares acquired pursuant to a Stock Award may be subject to repurchase by the Company or an Affiliate if not vested in accordance with the Award Agreement.

(c)	Form of Payment. The Administrator shall determine the acceptable form and method of payment for exercising a Stock Award. Acceptable forms of payment for all Award Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. sub-plans. In addition, the Administrator may permit payment to be made by any of the methods permitted with respect to the exercise of Options pursuant to Section 6.4.

(d)	Nonassignability of Stock Awards. Except as determined by the Administrator, no Stock Award shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution. Notwithstanding anything to the contrary herein, Stock Awards may be transferred and exercised in accordance with a Domestic Relations Order.

(e)	Substitute Stock Award. The Board may cause the Company to grant Substitute Stock Awards in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the

Board, Substitute Stock Awards shall have the same terms and conditions as the stock awards they replace, except that (subject to the provisions of Section 10) Substitute Stock Awards shall be Stock Awards to purchase Shares rather than equity securities of the granting entity and shall have a Purchase Price that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution. Any such Substituted Stock Award shall be effective on the effective date of the acquisition.

8.3	Cash Awards. The following rules apply to all Cash Awards:

               Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Awardee, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award.

9.	Exercise of Awards

9.1	In General.

An Award shall be exercisable in accordance with this Plan and the Award Agreement under which it is granted.

9.2	Time of Exercise.

Options and Stock Awards shall be considered exercised when the Company receives: (a) written notice of exercise from the person entitled to exercise the Option or Stock Award, (b) full payment, or provision for payment, in a form and method approved by the Administrator, for the Shares for which the Option or Stock Award is being exercised, and (c) with respect to Nonstatutory Options, payment, or provision for payment, in a form approved by the Administrator, of all applicable withholding taxes due upon exercise. An Award may not be exercised for a fraction of a Share.

9.3	Issuance of Award Shares.

The Company shall issue Award Shares in the name of the person properly exercising the Award. If the Awardee is that person and so requests, the Award Shares shall be issued in the name of the Awardee and the Awardee’s spouse. The Company shall endeavor to issue Award Shares promptly after an Award is exercised or after the Grant Date of a Stock Award, as applicable. Until Award Shares are actually issued, as evidenced by the appropriate entry on the stock register of the Company or its transfer agent, the Awardee will not have the rights of a stockholder with respect to those Award Shares, even though the Awardee has completed all the steps necessary to exercise the Award. No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Award Shares are issued, except as provided in Section 10.

9.4	Termination.

(a)	In General. Except as provided in an Award Agreement or in writing by the Administrator, including in an Award Agreement, and as otherwise provided in Sections 9.4(b), (c), (d) and (e) after an Awardee’s Termination, the Awardee’s Awards shall be exercisable to the extent (but only to the extent) they are vested on the date of that Termination and only during the three months after the Termination, but in no event after the Expiration Date. To the extent the Awardee does not exercise an Award within the time specified for exercise, the Award shall automatically terminate. Unless waived by the Company’s Human Resources department (which determination may be made on a case by case basis without any requirement to consider whether or not this provision was waived in any previous case whether similar or not, except that the Company’s Human Resources department may not exercise such discretion with respect to a person who is or within six months of his termination was a reporting person for purposes of Section 16 of the Exchange Act), in the event the Awardee is terminated by the Company for Cause, any vested Options which are unexercised as of the date of Awardee’s Termination shall expire and become unexercisable thereafter. In the case of persons subject to Section 16 of the Exchange Act, such waiver must be made by the Board or Committee if so required under the rules of the Exchange Act. For purposes of this Section 9.4, Cause shall mean the commission of any act of fraud, embezzlement or dishonesty by the Awardee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company, or any other intentional misconduct by such person adversely affecting the business or affairs of the Company in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as grounds for the dismissal or discharge of any Awardee or other person in the service of the Company.

(b)	Leaves of Absence. Unless otherwise provided in the Award Agreement, no Award may be exercised more than three months after the beginning of a leave of absence, other than a personal or medical leave approved by an authorized representative of the Company with employment guaranteed upon return. Awards shall not continue to vest during a leave of absence, unless otherwise determined by the Administrator with respect to an approved personal or medical leave with employment guaranteed upon return.

(c)	Death or Disability. Unless otherwise provided by the Administrator, if an Awardee’s Termination is due to death or disability (as determined by the Administrator with respect to all Awards other than Incentive Stock Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options), all Awards of that Awardee to the extent exercisable at the date of that Termination may be exercised for one year after that Termination, but in no event after the Expiration Date. In the case of Termination due to death, an Award may be exercised as provided in Section 17. In the case of Termination due to disability, if a guardian or conservator has been appointed to act for the Awardee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Award on behalf of the Awardee. Death or disability occurring after an Awardee’s Termination shall not cause the Termination to be treated as having occurred due to death or disability. To the extent an Award is not so exercised within the time specified for its exercise, the Award shall automatically terminate.

(d)	Divestiture. If an Awardee’s Termination is due to a Divestiture, the Board may take any one or more of the actions described in Section 10.3 or 10.4 with respect to the Awardee’s Awards.

(e)	Administrator Discretion. Notwithstanding the provisions of Section 9.4 (a)-(e), the Plan Administrator shall have complete discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to:

i.	Extend the period of time for which the Award is to remain exercisable following the Awardee’s Termination, from the limited exercise period otherwise in effect for that Award to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the Expiration Date; and/or

ii.	Permit the Award to be exercised during the applicable post-Termination exercise period, not only with respect to the number of vested Shares for which such Award may be exercisable at the time of the Awardee’s Termination but also with respect to one or more additional installments in which the Awardee would have vested had the Awardee not been subject to Termination.

(f)	Consulting or Employment Relationship. Nothing in this Plan or in any Award Agreement, and no Award or the fact that Award Shares remain subject to repurchase rights, shall: (A) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Awardee at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, or (B) interfere with the application of any provision in any of the Company’s or any Affiliate’s charter documents or Applicable Law relating to the election, appointment, term of office, or removal of a Director.

10.	Certain Transactions and Events

10.1	In General.

Except as provided in this Section 10, no change in the capital structure of the Company, merger, sale or other disposition of assets or a subsidiary, change in control, issuance by the Company of shares of any class of securities or securities convertible into shares of any class of securities, exchange or conversion of securities, or other transaction or event shall require or be the occasion for any adjustments of the type described in this Section 10. Additional provisions with respect to the foregoing transactions are set forth in Section 14.3.

10.2	Changes in Capital Structure.

In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, extraordinary cash or other property dividend or similar change to the capital structure of the Company (not including a Fundamental Transaction or Change in Control), the Board shall make whatever adjustments it concludes are appropriate to: (a) the number and type of Awards that may be granted under this Plan, (b) the number and type of Options that may be granted to any individual under this Plan, (c) the Purchase Price of any Stock Award, (d) the Option Price and number and class of securities issuable under each outstanding Option, and (e) the repurchase price of any securities substituted for Award Shares that are subject to repurchase rights. The specific adjustments shall be determined by the Board. Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded down to the next lower whole security. The Board need not adopt the same rules for each Award or each Awardee.

10.3	Fundamental Transactions.

Except for grants to Non-Employee Directors pursuant to Section 11 herein, in the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (c) the sale of all or substantially all of the assets of the Company, or (d) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction (each, a “Fundamental Transaction”), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement shall be binding on all participants under this Plan. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares held by the participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the participant. In the event such successor corporation (if any) does not assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 10.3, the vesting with respect to such Awards shall fully and immediately accelerate or the repurchase rights of the Company shall fully and immediately terminate, as the case may be, so that the Awards may be exercised or the repurchase rights shall terminate before, or otherwise in connection with the closing or completion of the Fundamental Transaction or event, but then terminate. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Award Shares subject to vesting or right of repurchase shall accelerate or lapse, as the case may be, upon a transaction described in this Section 10.3. If the Committee exercises such discretion with respect to Options, such Options shall become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the Fundamental Transaction, they shall terminate at such time as determined by the Committee.

Subject to any greater rights granted to participants under the foregoing provisions of this Section 10.3, in the event of the occurrence of any Fundamental Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

10.4	Changes of Control.

The Board may also, but need not, specify that other transactions or events constitute a “Change in Control”. The Board may do that either before or after the transaction or event occurs. Examples of transactions or events that the Board may treat as Changes of Control are: (a) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires securities holding 30% or more of the total combined voting power or value of the Company, or (b) as a result of or in connection with a contested election of Company Directors, the persons who were Company Directors immediately before the election cease to constitute a majority of the Board. In connection with a Change in Control, notwithstanding any other provision of this Plan, the Board may, but need not, take any one or more of the actions described in Section 10.3. In addition, the Board may extend the date for the exercise of Awards (but not beyond their original Expiration Date). The Board need not adopt the same rules for each Award or each Awardee. Notwithstanding anything in this Plan to the contrary, in the event of an involuntary Termination of services for any reason other than death, disability or Cause, within 18 months following the consummation of a Fundamental Transaction or Change in Control, any Awards, assumed or substituted in a Fundamental Transaction or Change in Control, which are subject to vesting conditions and/or the right of repurchase in favor of the Company or a successor entity, shall accelerate fully so that such Award Shares are immediately exercisable upon Termination or, if subject to the right of repurchase in favor of the Company, such repurchase rights shall lapse as of the date of Termination. Such Awards shall be exercisable for a period of one (1) year following termination, but in no event after the Expiration Date.

10.5	Divestiture.

If the Company or an Affiliate sells or otherwise transfers equity securities of an Affiliate to a person or entity other than the Company or an Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Board may specify that such transaction or event constitutes a “Divestiture”. In connection with a Divestiture, notwithstanding any other provision of this Plan, the Board may, but need not, take one or more of the actions described in Section 10.3 or 10.4 with respect to Awards or Award Shares held by, for example, Employees, Directors or Consultants for whom that transaction or event results in a Termination. The Board need not adopt the same rules for each Award or Awardee.

10.6	Dissolution.

If the Company adopts a plan of dissolution, the Board may cause Awards to be fully vested and exercisable (but not after their Expiration Date) before the dissolution is completed but contingent on its completion and may cause the Company’s repurchase rights on Award Shares to lapse upon completion of the dissolution. The Board need not adopt the same rules for each Award or each Awardee. Notwithstanding anything herein to the contrary, in the event of a dissolution of the Company, to the extent not exercised before the earlier of the completion of the dissolution or their Expiration Date, Awards shall terminate immediately prior to the dissolution.

10.7	Cut-Back to Preserve Benefits.

If the Administrator determines that the net after-tax amount to be realized by any Awardee, taking into account any accelerated vesting, termination of repurchase rights, or cash payments to that Awardee in connection with any transaction or event set forth in this Section 10 would be greater if one or more of those steps were not taken or payments were not made with respect to that Awardee’s Awards or Award Shares, then, at the election of the Awardee, to such extent, one or more of those steps shall not be taken and payments shall not be made.

11.	Non-Employee Director Awards

11.1	Non-Employee Director Awards.

(a)	General. Awards may be granted pursuant to this Section 11.1 to: (i) each Non-Employee Director who is first elected or appointed to the Board at any time after the Effective Date, and (ii) commencing in 2004, on the date of each annual meeting of stockholders, each individual who is to continue serving as a Non-Employee Director, provided, however, that such individual has served as a Non-Employee Director for at least six (6) months. Subject to this Section 11.1, the Committee shall determine the terms of each such Award, including, without limitation, the type of Award, the number of Shares subject to such Award, the Option Price (but not below the Fair Market Value at the date of grant), of any such Awards, the term of the Award (which shall not exceed six years) and the time or times at which any such Awards may be exercised.

(b)	Termination of Service. Except as otherwise provided in Section 11.3, after Awardee ceases to serve as a Non-Employee Director, Employee or Consultant (the “Cessation Date”) Awards granted pursuant to Section 11.1 held by the Awardee on the Cessation Date shall be exercisable to the extent (but only to the extent) they are vested on the Cessation Date and only during the twelve months after such Cessation Date, but in no event after the Expiration Date. To the extent the Awardee does not exercise an Award within the twelve months after the Cessation Date, the Award shall automatically terminate. In the case of a cessation of service due to death, an Award may be exercised as provided in Section 17. In the case of a cessation of service due to disability, if a guardian or conservator has been appointed to act for the Awardee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Award on behalf of the Awardee. Death or disability occurring after an Awardee’s cessation of service shall not cause the cessation of service to be treated as having occurred due to death or disability.

(c)	Board Discretion. The Awards under this Section 11.1 are not intended as the exclusive Awards that may be made to Non-Employee Directors under this Plan. The Board may, in its discretion, amend the Plan with respect to the terms of the Awards herein, may add or substitute other Awards or may temporarily or permanently suspend Awards hereunder, all without approval of the Company’s stockholders.

11.2	Reserved.

11.3	Certain Transactions and Events

(a)	In the event of a Fundamental Transaction while the Awardee remains a Non-Employee Director, the Shares at the time subject to each outstanding Option held by such Awardee pursuant to Section 11, but not otherwise vested, shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Fundamental Transaction, become exercisable for all the Shares as fully vested Shares and may be exercised for any or all of those vested Shares. Immediately following the consummation of the Fundamental Transaction, each Option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or Affiliate thereof).

(b)	In the event of a Change in Control while the Awardee remains a Non-Employee Director, the Shares at the time subject to each outstanding Option held by such Awardee pursuant to Section 11, but not otherwise vested, shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the Shares as fully vested Shares and may be exercised for any or all of those vested Shares. Each such Option shall remain exercisable for such fully vested Shares until the expiration or sooner termination of the Option term in connection with a Change in Control.

(c)	Each Option which is assumed in connection with a Fundamental Transaction shall be appropriately adjusted, immediately after such Fundamental Transaction, to apply to the number and class of securities which would have been issuable to the Awardee in consummation of such Fundamental Transaction had the Option been exercised immediately prior to such Fundamental Transaction. Appropriate adjustments shall also be made to the Option Price payable per share under each outstanding Option, provided the aggregate Option Price payable for such securities shall remain the same. To the extent the actual holders of the Company’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Fundamental Transaction, the successor corporation may, in connection with the assumption of the outstanding Options granted pursuant to Section 11, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Fundamental Transaction.

(d)	The grant of Options pursuant to Section 11 shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(e)	The remaining terms of each Option granted pursuant to Section 11 shall, as applicable, be the same as terms in effect for Awards granted under this Plan. Notwithstanding the foregoing, the provisions of Section 9.4 and Section 10 shall not apply to Options granted pursuant to Section 11.

11.4	Limited Transferability of Options.

Each Option granted pursuant to Section 11 may be assigned in whole or in part during the Awardee’s lifetime to one or more members of the Awardee’s family or to a trust established exclusively for one or more of such family members or to an entity in which the Awardee is majority owner or to the Awardee ‘s former spouse, to the extent such assignment is in connection with the Awardee ‘s estate or financial plan or pursuant to a Domestic Relations Order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Administrator may deem appropriate. The Awardee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Options under Section 11, and those Options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Awardee ‘s death while holding those Options. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the applicable Award Agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Awardee’s death.

12.	Withholding and Tax Reporting

12.1	Tax Withholding Alternatives

(a)	General. Whenever Award Shares are issued or become free of restrictions, the Company may require the Awardee to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the Awardee or the Company. The Company shall have no obligation to deliver Award Shares or release Award Shares from an escrow or permit a transfer of Award Shares until the Awardee has satisfied those tax withholding obligations. Whenever payment in satisfaction of Awards is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.

(b)	Method of Payment. The Awardee shall pay any required withholding using the forms of consideration described in Section 6.4(b), except that, in the discretion of the Administrator, the Company may also permit the Awardee to use any of the forms of payment described in Section 6.4(c). The Administrator, in its sole discretion, may also permit Award Shares to be withheld to pay required withholding. If the Administrator permits Award Shares to be withheld, the Fair Market Value of the Award Shares withheld, as determined as of the date of withholding, shall not exceed the amount determined by the applicable minimum statutory withholding rates.

12.2	Reporting of Dispositions.

Any holder of Option Shares acquired under an Incentive Stock Option shall promptly notify the Administrator, following such procedures as the Administrator may require, of the sale or other disposition of any of those Option Shares if the disposition occurs during: (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Administrator has established.

13.	Compliance with Law

                    The grant of Awards and the issuance and subsequent transfer of Award Shares shall be subject to compliance with all Applicable Law, including all applicable securities laws. Awards may not be exercised, and Award Shares may not be transferred, in violation of Applicable Law. Thus, for example, Awards may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Award Shares, or (b) in the opinion of legal counsel to the Company, those Award Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company’s legal counsel to be necessary or useful for the lawful issuance of any Award Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Award Shares or permitting their transfer. As a condition to the exercise of any Award or the transfer of any Award Shares, the Company may require the Awardee to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

14.	Amendment or Termination of this Plan or Outstanding Awards

14.1	Amendment and Termination.

The Board may at any time amend, suspend, or terminate this Plan.

14.2	Stockholder Approval.

The Company shall obtain the approval of the Company’s stockholders for any amendment to this Plan if stockholder approval is necessary or desirable to comply with any Applicable Law or with the requirements applicable to the grant of Awards intended to be Incentive Stock Options. The Board may also, but need not, require that the Company’s stockholders approve any other amendments to this Plan.

14.3	Effect.

No amendment, suspension, or termination of this Plan, and no modification of any Award even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Awardee unless the affected Awardee consents to the amendment, suspension, termination, or modification. Notwithstanding anything herein to the contrary, no such consent shall be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, this Plan or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 10, is in the best interests of the Company or its stockholders. The Board may, but need not, take the tax or accounting consequences to affected Awardees into consideration in acting under the preceding sentence. Those decisions shall be final, binding and conclusive. Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted before the termination of Award Shares issued under such Awards even if those Award Shares are issued after the termination.

15.	Reserved Rights

15.1	Nonexclusivity of this Plan.

This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, or other equity-based rights under other plans.

15.2	Unfunded Plan.

This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of this Plan, the grant of Awards, or the issuance of Award Shares. The Company and the Administrator shall not be deemed to be a trustee of stock or cash to be awarded under this Plan. Any obligations of the Company to any Awardee shall be based solely upon contracts entered into under this Plan, such as Award Agreements. No such obligations shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligations.

16.	Special Arrangements Regarding Award Shares

16.1	Escrow of Stock Certificates.

To enforce any restrictions on Award Shares, the Administrator may require their holder to deposit the certificates representing Award Shares, with stock powers or other transfer instruments approved by the Administrator endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated. The Administrator may also cause a legend or legends referencing the restrictions to be placed on the certificates.

16.2	Repurchase Rights

(a)	General. If a Stock Award is subject to vesting conditions, the Company shall have the right, during the seven months after the Awardee’s Termination, to repurchase any or all of the Award Shares that were unvested as of the date of that Termination. The repurchase price shall be determined by the Administrator in accordance with this Section 16.2 which shall be either (i) the Purchase Price for the Award Shares (minus the amount of any cash dividends paid or payable with respect to the Award Shares for which the record date precedes the repurchase) or (ii) the lower of (A) the Purchase Price for the Shares or (B) the Fair Market Value of those Award Shares as of the date of the Termination. The repurchase price shall be paid in cash. The Company may assign this right of repurchase.

(b)	Procedure. The Company or its assignee may choose to give the Awardee a written notice of exercise of its repurchase rights under this Section 16.2. However, the Company’s failure to give such a notice shall not affect its rights to repurchase Award Shares. The Company must, however, tender the repurchase price during the period specified in this Section 16.2 for exercising its repurchase rights in order to exercise such rights.

17.	Beneficiaries

     An Awardee may file a written designation of one or more beneficiaries who are to receive the Awardee’s rights under the Awardee’s Awards after the Awardee’s death. An Awardee may change such a designation at any time by written notice. If an Awardee designates a beneficiary, the beneficiary may exercise the Awardee’s Awards after the Awardee’s death. If an Awardee dies when the Awardee has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the Awardee’s estate to exercise the Award or, if there is none, the person entitled to exercise the Option under the Awardee’s will or the laws of descent and distribution. In any case, no Award may be exercised after its Expiration Date.

18.	Miscellaneous

18.1	Governing Law.

This Plan, the Award Agreements and all other agreements entered into under this Plan, and all actions taken under this Plan or in connection with Awards or Award Shares, shall be governed by the laws of the State of Delaware.

18.2	Determination of Value.

Fair Market Value shall be determined as follows:

(a)	Listed Stock. If the Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the “Value Date”) as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for Shares on the Value Date. If Shares are listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bid prices on the primary exchange or system on which Shares are traded or quoted.

(b)	Stock Quoted by Securities Dealer. If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date. If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.

(c)	No Established Market. If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Administrator (following guidelines established by the Board or Committee) will determine Fair Market Value in good faith. The Administrator will consider the following factors, and any others it considers significant, in determining Fair Market Value: (i) the price at which other securities of the Company have been issued to purchasers other than Employees, Directors, or Consultants, (ii) the Company’s stockholders’ equity, prospective earning power, dividend-paying capacity, and non-operating assets, if any, and (iii) any other relevant factors, including the economic outlook for the Company and the Company’s industry, the Company’s position in that industry, the Company’s goodwill and other intellectual property, and the values of securities of other businesses in the same industry.

18.3	Reservation of Shares.

During the term of this Plan, the Company shall at all times reserve and keep available such number of Shares as are still issuable under this Plan.

18.4	Electronic Communications.

Any Award Agreement, notice of exercise of an Award, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically. Signatures may also be electronic if permitted by the Administrator.

18.5	Notices.

Unless the Administrator specifies otherwise, any notice to the Company under any Option Agreement or with respect to any Awards or Award Shares shall be in writing (or, if so authorized by Section 18.4, communicated electronically), shall be addressed to the Secretary of the Company, and shall only be effective when received by the Secretary of the Company.

INTERNET ACCESS IS HERE!

Hyperion Solutions Corporation is pleased to announce that registered shareholders now have an innovative and secure means of accessing and managing their registered accounts on-line. This easy-to-use service is only a click away at:

http://www.equiserve.com

In order to access your account and request your temporary password (or PIN), you will need your Social Security number, and Issue ID (HSCCM). Please click on the “Account Access” tab and follow the instructions and a temporary password will be mailed to your address of record.

DETACH HERE

PROXY	PROXY

HYPERION SOLUTIONS CORPORATION

PROXY

FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 10, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints DAVID ODELL and CLAIRE GOLDBLOOM, or either of them, each with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Hyperion Solutions Corporation (the “Company”) to be held at the Company’s offices at 1344 Crossman Avenue, Sunnyvale, California 94089 on Wednesday, November 10, 2004, at 10:00 a.m., and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting in accordance with the directions of the undersigned on the matters set forth on the reverse side.

SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE

HYPERION SOLUTIONS
CORPORATION
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Please note, all votes cast via telephone or the Internet
must be cast prior to 6 p.m., EST, November 7, 2004.

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/hysl	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☑	Please mark votes as in this example.

1.	To elect three members of the Board of Directors to serve for a three-year term as Class III directors.

	Nominees:	(01) Henry Autry, (02) Terry Carlitz and (03) Yorgen Edholm

FOR	WITHHELD
☐	☐

☐

For all nominee(s) except for nominees listed above from whom vote is withheld

		FOR	AGAINST	ABSTAIN
2.	To approve a new 2004 Equity Incentive Plan.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending June 30, 2005.	☐	☐	☐

If no direction is indicated, this proxy will be voted FOR each proposal. If any other matters properly come before the meeting or any adjournments or postponements thereof, the persons named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature:	Date:	Signature:	Date: